As filed with the Securities and Exchange Commission on September 24, 2008


                                                     Registration No. 333-150544

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-1/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      CHINA RENEWABLE ENERGY HOLDINGS, INC.
                ------------------------------------------------
                (Name of registrant as specified in its charter)

                                     Florida
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      7389
            --------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   65-0968842
                     ---------------------------------------
                     (I.R.S. Employer Identification Number)



                           Rm 286, 2/F, Shui On Centre
                                6-8 Harbour Road
                               Wanchai, Hong Kong
                                 (852) 2384-6665
       -----------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                 Peter Goldstein
                              650 Sweet Bay Avenue
                               Plantation FL 33324
                            telephone (954) 294-6285
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 with a copy to:
                             Roxanne K. Beilly, Esq.
                        Schneider Weinberger & Beilly LLP
                          2200 Corporate Boulevard N.W.
                                    Suite 210
                            Boca Raton, Florida 33431
                            telephone (561) 362-9595
                            telecopier (561) 362-9612

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

    Large accelerated filer   [ ]  Accelerated filer         [ ]
    Non-accelerated filer     [ ]  Smaller reporting company [X]
    (Do not check if smaller
    reporting company)

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed maximum   Proposed maximum
Title of each class of securities          Amount         offering price   aggregate offering        Amount of
      to be registered                to be registered      per share           price(1)        registration fee(2)
---------------------------------------------------------------------------------------------------------------------



Common stock, par value $0.001 per        1,514,000          $   2.00        $  3,028,000           $ 119.00

---------------------------------------------------------------------------------------------------------------------

Total                                                                                               $ 119.00

---------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.


(2) Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.



                   SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2008




PROSPECTUS

                      China Renewable Energy Holdings, Inc.


                        1,514,000 shares of Common Stock

         This prospectus relates to periodic offers and sales of 1,514,000 shares of our common stock by the selling security holders.


         We will not receive any proceeds from the sale of the shares by the selling security holders.


         As a result of our limited operations, net losses, working capital deficiency and cash used in operations , our auditors, in their audit report, which covers the period through December 31, 2007, have expressed substantial doubt about our ability to continue as a going concern.

         There is currently no market for our common stock and we do not know if an active trading market will develop. We intend to take customary measures to arrange for an application to be made with respect to our common stock to be approved for quotation on the Over-the-Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. There are no assurances that our common stock will be approved for quotation on the Over-the-Counter Bulletin Board or that, if approved, any meaningful market for our common stock will ever develop. The selling security holders will offer and sell, if they offer and sell, their shares of common stock covered by this Prospectus at a fixed price of $.2.00 per share. However, if our shares become quoted on the Over-The-Counter Bulletin Board any sales will be made at prevailing market prices or privately negotiated prices.

         For a description of the plan of distribution of these shares, please see page 46 of this prospectus.


                              --------------------


         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS TO READ ABOUT THE RISKS OF INVESTING IN OUR COMMON STOCK.


                              --------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------


                   THE DATE OF THIS PROSPECTUS IS ______, 2008

                                                                         Page
                                                                         ----


About this Prospectus ...................................................   3

Prospectus Summary ......................................................   3

About The Offering ......................................................   5

Selected Consolidated Financial Data ....................................   6

Risk Factors ............................................................   7


Cautionary Statements Regarding Forward-Looking
  Information ...........................................................  16


Market for Common Equity and Related
 Stockholder Matters ....................................................  16

Capitalization ..........................................................  17


Use of Proceeds .........................................................  18

Management's Discussion and Analysis of
Financial Condition and Results of Operations ...........................  18

Our Business ............................................................  26

Management ..............................................................  34

Certain Relationships and Related Transactions ..........................  43

Principal Shareholders ..................................................  46

Description of Securities ...............................................  46

Selling Security Holders ................................................  47

Plan of Distribution ....................................................  49

Legal Matters ...........................................................  51

Experts .................................................................  51

About this Prospectus ...................................................  51

Where You Can Find Additional Information ...............................  52


Financial Statements .................................................... F-1

                               PROSPECTUS SUMMARY

About Us

         We are a specialized consultancy firm focusing on the carbon emission reductions market within China. We are a development stage company that provides consultancy and advisory services to clients who wish to participate in the carbon development market in China. We have been in the development stage since our formation and have realized minimal revenues from operations. As a result of our limited operations, net losses, working capital deficiency and cash used in operations, our auditors, in their audit report, which covers the period through December 31, 2007, have expressed substantial doubt about our ability to continue as a going concern.

We offer services in three areas:

         o Clean Development Mechanism projects, which are mainly renewable energy projects and intended to qualify for carbon credits under the Kyoto Protocol,

         o energy efficiency projects, which are projects that do not generate tradable carbon credits, but are nonetheless energy efficient or conservational and positive for the environment, and

         o commercial development of proven energy efficiency technologies, products or processes related to carbon emission reductions in the Chinese market, including marketing and distribution of these technologies.

         We anticipate that our main consultancy service will relate to Clean Development Mechanism projects in China. Clean Development Mechanism is a term developed by and is an arrangement under the Kyoto Protocol. The Kyoto Protocol is a protocol to the International Framework Convention on Climate Change which has the objective of reducing greenhouse gases that cause climate change. The Clean Development Mechanism is an arrangement allowing industrialized countries with a greenhouse gas reduction commitment to invest in projects that reduce emissions in developing countries as an alternative to more expensive emission reductions in their own countries. A crucial feature of an approved Clean Development Mechanism carbon project is that it has established that the planned reductions would not occur without the additional incentive provided by emission reductions credits or carbon credits. The Clean Development Mechanism allows net global greenhouse gas emissions to be reduced at a much lower global cost by financing emissions reduction projects in developing countries where costs are lower than in industrialized countries.

         To date, we provided services to only one consulting client, HOL, Ltd. Under the scope of this consulting agreement which was completed in November 2007, we provided a feasibility study on a hydro-power project in China and advice on apply for carbon credits on the project. In April 2008, we entered into a consultancy agreement with the holder of the patent rights to an air purification and dehumidifier pursuant to which we will seek to bring certain specific customers to the supplier which would in turn integrate the technology into the customer's end product. In addition, we are currently in discussions with several companies regarding potential marketing and distribution agreements, however, there are no assurances these discussions will ultimately result in definitive agreements.


         There is currently no public market for our common stock. We are currently in discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of the registration of which this prospectus forms a part. The process for a quotation on the Over-The-Counter Bulletin Board involves the filing of an application by a market maker and the review and approval of that application by the Financial Industry Regulatory Authority, Inc. We are not permitted to file such application on our own behalf. No estimate may be given as to the time that this application process will require. The registration statement, of which this prospectus is a part, must be effective in order for our securities to be eligible for quotation on the Over-The-Counter Bulletin Board. If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices. There are no assurances and no guarantees that our common stock will be approved for quotation on the Over-the-Counter Bulletin Board or that, if approved, any meaningful market for our common stock will ever develop. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment

         We are registering shares of our common stock for resale pursuant to the registration statement of which this prospectus forms a part in order to allow the selling security holders to sell their holdings in a public market and to begin developing a public market for our securities to be able to seek public financing and business development opportunities in the future. Of the 1,514,000 shares of common stock being registered, which equals approximately 6% of our issued and outstanding shares, our management, management's affiliates and affiliates of our company are registering 475,000 shares for resale.


Corporate history

         We were incorporated on December 17, 1999 under the laws of the State of Florida under the name Capital Ventures Group IV, Inc., with an authorized capital consisting of 10,000,000 shares of Common Stock at a par value of $.001 per share. We were incorporated to engage in any lawful corporate undertaking, including, but not limited to providing business services and financing to emerging growth entities, and acquiring a Business Opportunity, as defined herein. We have been in the developmental stage since inception and have been inactive to date except for issuing shares to our shareholders and searching for a Business Opportunity to acquire. Since inception our founding shareholder made capital contributions as needed to pay certain debts and fund our minimal activities, which consisted of maintaining our company in good standing under the State of Florida and locating a Business Opportunity. On November 7, 2007, we changed our name to China Renewable Energy Holdings, Inc. and increased the capital we are authorized to issues to 100,000,000 shares of Common Stock and 10,000,000 shares of "blank check" preferred stock. We changed our name to better describe our intended, but not exclusive, business focus. On November 8, 2007, our sole officer and director since inception resigned and Allen Huie was appointed as the Chief Executive Officer and sole director. The change in management occurred to better continue our intended business plan.


         On April 24, 2008, we executed a Share Exchange Agreement with China Clean & Renewable Energy Limited, a Hong Kong company, and the shareholders of 100% of China Clean & Renewable Energy Limited's capital stock. At Closing, we issued 23,000,000 shares of our common stock, equal to 94% of the issued and outstanding shares of our common stock on the Closing Date, to the China Clean & Renewable Energy Limited Shareholders in exchange for 100% of the capital stock of China Clean & Renewable Energy Limited.

         China Clean & Renewable Energy Limited was incorporated on April 19, 2006 under the laws of Hong Kong under the name Sky Field Enterprises Limited. On March 12, 2007, China Clean & Renewable Energy Limited changed its name to China Clean & Renewable Energy Limited. On February 27, 2008, China Clean & Renewable Energy Limited formed a wholly owned subsidiary, Renewable Energy Enterprises (Shanghai) Company, Ltd. under the laws of the Peoples Republic of China. All business in China will be conducted through Renewable Energy Enterprises (Shanghai) Company.


         Our principal executive offices are located at Rm 286, 2/F, Shui On Centre, 6-8 Harbour Road, Wanchai, Hong Kong and our telephone number is 852-2384-6665. Our fiscal year end is December 31.

                               ABOUT THE OFFERING


         From February 2008 to April 2008, we sold 280,000 shares of our common stock to 44 accredited investors in a private offering resulting in gross proceeds to us of approximately $560,000. The terms of this offering are described in greater detail later in this prospectus under "Management's Discussion and Analysis and Plan of Operations - Recent Capital Raising Transaction" beginning on page 16. On April 24, 2008, we issued 23,000,000 shares of our common stock to the former shareholders of China Clean & Renewable Energy Limited in exchange for all of the issued and outstanding shares of China Clean & Renewable Energy Limited.

         This prospectus covers the resale of a total of 1,514,000 shares of our common stock by selling security holders, including


         o 280,000 shares of our common stock issued in the private offering from February to April 2008,


         o 889,000 shares of our common stock issued to the former shareholders of China Clean & Renewable Energy Limited, a company we acquired in April 2008, in exchange for all the issued and outstanding shares of China Clean & Renewable Energy Limited,


         o 175,000 shares of our common stock issued to an investor in November 2007, which shares were sold to the investor to raise working capital to assist us in seeking a business opportunity, and

         o 175,000 shares of our common stock to our founder who received the shares in 1999 upon our incorporation.


         Selling security holders may resell their shares from time-to-time, including through broker-dealers, at prevailing market prices. The selling security holders will offer and sell, if they offer and sell, their shares of common stock covered by this Prospectus at a fixed price of $.2.00 per share. However, if our shares become quoted on the Over-The-Counter Bulletin Board any sales will be made at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the resale of our shares by the selling security holders. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.


Common Stock:

Outstanding Prior to this Offering:       24,580,000 shares of common stock on
                                          June 30, 2008.

Outstanding After this Offering:          24,580,000 shares of common stock on
                                          June 30, 2008.

                      SELECTED CONSOLIDATED FINANCIAL DATA


         The following summary of our selected financial information for the years ended December 31, 2007 and 2006, and the six months ended June 30, 2008 and 2007, have been derived from, and should be read in conjunction with, our combined financial statements included elsewhere in this prospectus. As a result of the share exchange transaction with China Clean & Renewable Energy Limited on April 24, 2008, and in accordance with Statement of Financial Accounting Standards No. 141 Business Combinations Paragraph D16; the financial statements of our company and China Clean & Renewable Energy Limited have been combined on an "as if", basis from inception as our company and China Clean & Renewable Energy Limited are under common control. The combined financial statements include the accounts of China Renewable and its subsidiary, after elimination of all significant intercompany accounts and transactions.


Selected Income Statement Data:
------------------------------



                              Six Months Ended        Fiscal Year Ended
                                   June 30,              December 31,
                               2008        2007         2007        2006
                             ---------   ---------   ----------  ----------
                                  (unaudited)
Revenues                     $        0     $     0   $    6,409   $       0
Total operating expenses        172,475         150       39,150       4,943
Loss from operations           (172,475)       (150)     (32,741)     (4,943)
Net loss                     $ (172,510)    $  (150)  $  (32,767)  $  (4,943)
Net loss per common share
- basic                      $     0.00     $ (0.01)  $     0.00   $    0.00
Weighted average number
of shares outstanding -
basic                        39,327,720  16,350,000   24,300,000  24,300,000



Selected Balance Sheet Data:
---------------------------


                                  June 30, 2008             December 31,
                                   (unaudited)           2007           2006
                                    ---------         ---------      ---------


Working capital (deficit)            $480,965         $ (7,414)        $(4,080)
Total current assets                 $544,728         $ 27,944         $ 4,455
Total assets                         $549,203         $ 31,305         $ 4,455
Total liabilities                    $ 63,763         $ 35,358         $ 8,535
Total shareholders' equity (deficit) $485,440         $ (4,053)        $(4,080)

                                  RISK FACTORS

         An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

                      RISKS RELATING TO BUSINESS OPERATIONS

WE ARE A DEVELOPMENT STAGE COMPANY WITH A LIMITED HISTORY OF OPERATIONS UPON WHICH AN EVALUATION OF OUR FUTURE PROSPECTS CAN BE MADE. WE CANNOT ASSURE YOU THAT OUR BUSINESS MODEL WILL BE SUCCESSFUL IN THE FUTURE OR THAT OUR OPERATIONS WILL BE PROFITABLE.


         We began operations in April 2006 and our activities through June 30, 2008 were limited to the development of our business model and raising the initial capital to fund our early stage operations. From inception through June 30, 2008 we have reported minimal revenues which were non-recurring. While during fiscal 2007 we completed services rendered under a consulting contract, revenues from that contract were not material and are also non-recurring. Our operating results in future periods will include significant expenses, including marketing costs and administrative and general overhead expenses, which we will incur as we implement our business model, as well as increased legal and accounting fees we will incur as a public company following the Exchange Transaction and there are no assurances we will generate any revenues in future periods. As a result, unless we are able to generate recurring revenue in amounts sufficient to fund our operating expenses we are unable to predict whether we will report profitable operations in the future. There can be no assurances whatsoever that we will be able to successfully implement our business model, identify and provide successful services to our client companies, penetrate our target markets or attain a wide following for our services. We are subject to all the risks inherent in an early stage enterprise and our prospects must be considered in light of the numerous risks, expenses, delays, problems and difficulties frequently encountered in those businesses. It is possible that our business will not be successful and that we will be forced to cease operations in which event you could loose your entire investment in our company.


WE HAVE A HISTORY OF LOSSES AND AN ACCUMULATED DEFICIT. OUR FINANCIAL CONDITION HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.


         We reported revenues of $6,409 for the fiscal year ended December 31, 2007 and a net loss of $45,980 for the period from December 17, 1999 (inception) to December 31, 2007. For the six months ended June 30, 2008 we did not report any revenues, had a net loss of $172,510 and cash used in operations was $159,201. The report of our independent public registered accounting firm on our financial statements for fiscal 2007 raised substantial doubt about our ability to continue as going concern as a result of our net losses, cash used in operations and working capital deficit.

         Our working capital was $480,965 at June 30,, 2008 which is attributable to our capital raise during the first quarter of 2008. We cannot provide any assurance, however, that we will have sufficient working capital to pay our operating expenses until such time, if ever, that we generate recurring revenues in an amount sufficient to fund our company. If we are unable to fund our operating expenses, it is possible that we would be unable to continue as a going concern in which event you could lose your entire investment in our company.


WE MAY NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. ADDITIONAL CAPITAL RAISING EFFORTS IN FUTURE PERIODS MAY BE DILUTIVE TO OUR THEN CURRENT SHAREHOLDERS OR RESULT IN INCREASED INTEREST EXPENSE IN FUTURE PERIODS.


         If our efforts to attract prospective clients to our company are successful, of which there are no assurances, it is likely that we will be required to increase our staff which will increase our operating expenses. These additional operating expenses may be incurred prior to our receipt of any corresponding revenues from services to clients which could render our assumptions as to the sufficiency of our working capital incorrect. In that event, we may need to raise additional working capital to continue to implement our business model. The timing and amount of our future capital requirements, however, depend on a number of factors, including our operations, our ability to grow revenues ,our ability to manage the growth of our business and our ability to control our expenses. If we raise additional capital through the issuance of debt, this will result in interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all. If we do not raise funds as needed, we will be unable to fully implement our business model, fund our ongoing operations or grow our company. In that event, it is unlikely our company will be a success and we could be forced to curtail some or all of our operations.

WE ARE REQUIRED TO CONTRIBUTE AN ADDITIONAL $800,000 TO THE REGISTERED CAPITAL OF OUR SUBSIDIARY, RENEWABLE ENERGY ENTERPRISES (SHANGHAI) COMPANY. IF WE FAIL TO MAKE THIS CONTRIBUTION, THE ABILITY OF THAT COMPANY TO CONTINUE ITS OPERATIONS WOULD BE IN JEOPARDY.

         In accordance with the Articles of Association of Renewable Energy Enterprises (Shanghai) Company, we are required to contribute the remaining $800,000 of registered capital to that company prior to February 2010. We do not presently have sufficient funds to make this capital contribution and will in all likelihood need to raise the capital prior to the due date of the contribution. If we should fail to make the capital contribution prior to the due date, our business registration for Renewable Energy Enterprises (Shanghai) Company will be revoked and all of its business operations will cease. Although the company is newly formed and does not presently represent a significant portion of our consolidated operations, should the business of Renewable Energy Enterprises (Shanghai) Company expand in the future it is possible that the loss of the ability to conduct business through this Chinese subsidiary could adversely impact our ability to generate revenues in future periods.


BECAUSE OF THE DEVELOPMENT STAGE NATURE OF OUR COMPANY AND THE LACK OF A PUBLIC MARKET FOR OUR COMMON STOCK IT IS LIKELY THAT THE TERMS OF ANY FINANCING WE MAY BE ABLE TO SECURE WILL BE DETRIMENTAL TO OUR CURRENT SHAREHOLDERS.


         Generally, small, development stage businesses such as ours which lack a public market for their securities face significant difficulties in their efforts to raise equity capital. While to date we have relied upon the relationships of our executive officers in our capital raising efforts, in the event we should need to raise additional capital there are no assurances that we will be successful utilizing these existing sources. In such an event, we could be required to engage a broker-dealer to assist us in our capital raising efforts. Even if we are successful in finding a broker-dealer willing to assist us in raising capital, there are no assurances that the terms of financings offered by a broker-dealer will be as favorable as those we have offered our inventors to date. If we do not raise funds as needed, we will be unable to fully implement our business model, fund our ongoing operations or grow our company. In that event, it is unlikely our company will be a success and we could be forced to curtail some or all of our operations.

WE ARE A NEW COMPANY OPERATING IN AN EMERGING AREA AND THERE ARE NO ASSURANCES ANY CONSISTENT DEMAND FOR OUR SERVICES WILL DEVELOP.

         We are a specialized consultancy firm focusing on the carbon emissions market within China and following the enactment of the "Renewable Energy Law" in 2006,consulting firms have actively begun to seek clients entering the carbon development market in China and provide advisory services to them. If our consulting services and project advice prove to be unsuitable or unsuccessful or if demand for our services fail to develop sufficiently, we would be unable to generate enough revenues to fund our operating expenses or achieve profitability in which event we would be forced to cease operations.

IF SUFFICIENT DEMAND FOR CARBON EMISSION REDUCTION AND RENEWABLE ENERGY PROJECTS DO NOT DEVELOP OR TAKE LONGER TO DEVELOP THAN WE ANTICIPATE, OUR REVENUES WOULD NOT SIGNIFICANTLY INCREASE AND WE MAY BE UNABLE TO ACHIEVE PROFITABILITY OR CONTINUE OUR OPERATIONS.

The market for renewable energy projects is emerging and rapidly evolving, and its future success is uncertain. The demand for carbon emission reduction in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. As is typical for new and evolving laws and regulations, business acceptance for recently introduced technology is highly uncertain. We may not be successful in persuading entities to develop renewable energy or energy efficient projects. If we are not successful, our revenues may be limited, we may fail to be profitable and could be forced to cease some or all of our operations.


WE MAY HAVE DIFFICULTY ESTABLISHING ADEQUATE MANAGEMENT, LEGAL AND FINANCIAL CONTROLS. THE RELATIVE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

         Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements.


         In addition, the Peoples Republic of China historically has not adopted a western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. All of our business and operations are in China and we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the Peoples Republic of China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. We may also experience difficulties in implementing and maintaining adequate internal controls. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business. In addition, any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could loose your entire investment in our company.


WE ARE DEPENDENT ON OUR EXECUTIVE OFFICERS. THE LOSS OF THESE KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.


         Our future success will be, to a certain extent, dependent upon the management, sales and marketing, and operational expertise of our executive officers Messrs. Huie, Tan and Wong. All of these individuals are located in our Hong Kong and or Shanghai China offices. Although our wholly-owned subsidiary has entered into employment agreements with these individuals, we do not have key man insurance on any of these individuals and there are no assurances that they will remain employed by us or devote sufficient time and attention to our operations. If we should lose the services of one or more of these individuals, our ability to implement our business model would be in jeopardy which would have a material adverse effect upon our business, financial condition, and results of our operations in future periods.

WE MAY NOT BE ABLE TO HIRE AND RETAIN QUALIFIED PERSONNEL TO SUPPORT OUR GROWTH AND IF WE ARE UNABLE TO RETAIN OR HIRE THESE PERSONNEL IN THE FUTURE, OUR ABILITY TO IMPLEMENT OUR BUSINESS OBJECTIVES COULD BE ADVERSELY AFFECTED.


         If we are successful in implementing our business model it is likely we will need to hire additional staff. Competition for senior management personnel in the Peoples Republic of China is intense, the pool of qualified candidates in the Peoples Republic of China is very limited, and we may be unable to attract and retain high-quality personnel in the future. This failure could harm our future growth which could result in limiting our ability to generate revenues and achieve profitable operations in future periods.


                    RISKS RELATED TO DOING BUSINESS IN CHINA

YOU MAY EXPERIENCE DIFFICULTIES IN EFFECTING SERVICE OF LEGAL PROCESS, ENFORCING FOREIGN JUDGMENTS OR BRINGING ORIGINAL ACTIONS IN CHINA OR HONG KONG BASED ON UNITED STATES OR OTHER FOREIGN LAWS.


         Substantially all of our assets and operations are in China or Hong Kong. In addition, all of our officers and directors reside within China or Hong Kong. As a result, it may be difficult for our shareholders to effect service of process within the United States upon these persons. In addition, there is uncertainty as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof. None of our officers or directors have agreed to accept service of process for any or all proceedings in the United States nor have any of our officers or directors agreed to accept or comply with any or all judgments of courts in the United States obtained against our company, our officers or our directors predicated upon the civil liability provisions of federal or state securities laws. Accordingly, even if a plaintiff was successful in bringing litigation against us, it is extremely unlikely such plaintiff would be able to enforce any judgment against us.

A SUBSTANTIAL PORTION OF OUR BUSINESS OPERATIONS AND CONSOLIDATED ASSETS ARE LOCATED IN THE PEOPLES REPUBLIC OF CHINA AND ARE SUBJECT TO CHANGES RESULTING FROM THE POLITICAL AND ECONOMIC POLICIES OF THE CHINESE GOVERNMENT.

         Our business operations could be restricted by the political environment in the Peoples Republic of China. The Peoples Republic of China has operated as a socialist state since 1949 and is controlled by the Communist Party of China. In recent years, however, the government has introduced reforms aimed at creating a "socialist market economy" and policies have been implemented to allow business enterprises greater autonomy in their operations. Changes in the political leadership of the Peoples Republic of China may have a significant effect on laws and policies related to the current economic reform programs, other policies affecting business and the general political, economic and social environment in the Peoples Republic of China, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. Moreover, economic reforms and growth in the Peoples Republic of China have been more successful in certain provinces than in others, and the continuation or increases of such disparities could affect the political or social stability of the Peoples Republic of China.

         The future direction of these economic reforms is uncertain and the uncertainty may decrease the attractiveness of our company as an investment, which may in turn result in limitations on our ability to implement our business model. If we were to encounter any such limitations, it is possible that we could be forced to curtail some or all of our business in which event it is likely that you would lose your entire investment in our company.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE MANNER IN WHICH CHINESE COMPANIES MUST CONDUCT BUSINESS ACTIVITIES.


         The Peoples Republic of China only recently has permitted provincial and local economic autonomy and private economic activities. The government of the Peoples Republic of China has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the Peoples Republic of China or particular regions thereof, which could affect our ability to conduct business in China and could require us to divest ourselves of any interest we then hold in our Chinese subsidiary.

FUTURE INFLATION IN CHINA MAY INHIBIT ECONOMIC ACTIVITY IN CHINA.

         In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past 10 years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Peoples Republic of China government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause the Peoples Republic of China government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China. Any actions by the Peoples Republic of China government to regulate growth and contain inflation could have the effect of limiting our ability to grow our revenues in future periods.

GOVERNMENTAL CONTROL OF CURRENCY CONVERSION MAY AFFECT THE VALUE OF YOUR INVESTMENT.

     The Peoples Republic of China government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the Peoples Republic of China. We anticipate that substantially all of our revenues will be received in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing Peoples Republic of China foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the Peoples Republic of China State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of the Peoples Republic of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

         The Peoples Republic of China government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

CHINESE LAWS AND REGULATIONS GOVERNING RENEWABLE ENERGY ENTERPRISES (SHANGHAI) COMPANY'S BUSINESS OPERATIONS ARE SOMETIMES VAGUE AND UNCERTAIN. ANY CHANGES IN SUCH CHINESE LAWS AND REGULATIONS MAY HAVE A MATERIAL AND ADVERSE EFFECT ON OUR BUSINESS.


         China's legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of Chinese laws and regulations, including but not limited to the laws and regulations governing the enforcement and performance of contractual arrangements with customers in the event a dispute, as well as the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new Chinese laws or regulations may have on our business. If the relevant authorities find us in violation of Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation: levying fines; revoking our business and other licenses; requiring that we restructure our ownership or operations; and requiring that we discontinue any portion or all of our business.

WE MAY BE UNABLE TO ENFORCE OUR RIGHTS DUE TO POLICIES REGARDING THE REGULATION OF FOREIGN INVESTMENTS IN CHINA.

         China's regulations and policies with respect to foreign investments are evolving with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks which may affect our ability to achieve our stated business objectives. If we are unable to enforce legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be limited which could result in a loss of revenue in future periods which could impact our ability to continue as a going concern.

FAILURE TO COMPLY WITH THE UNITED STATES FOREIGN CORRUPT PRACTICES ACT COULD SUBJECT US TO PENALTIES AND OTHER ADVERSE CONSEQUENCES.


         We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the Peoples Republic of China . We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.


                     RISKS RELATED TO HOLDING OUR SECURITIES

OUR CORPORATE ACTIONS WILL SUBSTANTIALLY BE CONTROLLED BY THE TRUSTEES, WHICH INCLUDES THE WIFE OF OUR CHIEF EXECUTIVE OFFICER, OF THE ALLEN HUIE FAMILY TRUST



         As of September 23, 2008, the Allen Huie Family Trust beneficially owns 13,662,000, shares of our common stock which represented 56% of our voting securities. Julie Yim G. Moy, the wife of our Chief Executive Officer Allen Huie, King Keung Moy and Debbie Moy are the trustees and each severally have voting and dispositive power of the shares beneficially owned by the Allen Huie Family Trust. Mr. Huie disclaims any beneficial ownership of the shares owned by the Allen Huie Family Trust. In addition, the Allen Tat Yan Huie Charitable Remainder Trust owns 8,321,800 or 34% of our issued and outstanding shares. The trustees of the Allen Tat Yan Huie Charitable Remainder Trust are Allen Huie and his wife Julie Yim G. Moy, which trustees each severally have voting and dispositive power of the shares owned by the Allen Tat Yan Huie Charitable Remainder Trust. As a result, the Allen Huie Family Trust, the Allen Tat Yan Huie Charitable Remainder Trust, and the trustees thereof, including the wife of our Chief Executive officer, are currently able to control matters such as electing directors and approving mergers or other business combination transactions. The Allen Huie Family Trust and the Allen Tat Yan Huie Charitable Remainder Trust interests may differ from other stockholders. It would be difficult for our shareholders to propose and have approved proposals not supported by the Allen Huie Family Trust. There can be no assurances that matters voted upon by the Allen Huie Family Trust will be viewed favorably by all shareholders of our company.


WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, SHAREHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.


         Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. While we have adopted certain corporate governance measures such as a code of ethics and established an audit committee, Nominating and Corporate Governance Committee, and Compensation Committee of our board of directors, we presently do not have any independent directors. It is possible that if we were to have independent directors on our board, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by our sole director who has an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures and independent directors in formulating their investment decisions.


WE MAY BE EXPOSED TO POTENTIAL RISKS RELATING TO OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING AND OUR ABILITY TO HAVE THOSE CONTROLS ATTESTED TO BY OUR INDEPENDENT AUDITORS.


         As directed by Section 404 of the Sarbanes-Oxley Act of 2002 , the Securities and Exchange Commission adopted rules requiring small business issuers, such as our company, to include a report of management on the company's internal controls over financial reporting in their annual reports for fiscal years ending on or after December 15, 2007. We did not include a management report or an attestation report of our registered public accounting firm regarding internal control over financial reporting in our annual report of December 31, 2007 pursuant to temporary rules of the Securities and Exchange Commission that do not require us to provide the management's report or attestation report in that annual report. We will be required to include the management report in the annual report for the year ended December 31, 2009. In addition, for our fiscal year ending December 31, 2009 the independent registered public accounting firm auditing our financial statements must also attest to and report on management's assessment of the effectiveness of our internal controls over financial reporting as well as the operating effectiveness of our internal controls. In the event we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain financing as needed could suffer.


BECAUSE THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK, YOU MAY FIND IT EXTREMELY DIFFICULT OR IMPOSSIBLE TO RESELL OUR SHARES. EVEN IF A PUBLIC MARKET IS ESTABLISHED, WE CANNOT GUARANTEE YOU THAT THERE WILL EVER BE ANY LIQUIDITY IN OUR COMMON STOCK.


         There is currently no public market for the shares of our common stock. While we intend to seek a broker dealer who will file an application with the OTC Bulletin Board and make a market in our securities, there is no assurance that a broker dealer will be interested in making a market in our stock or that an active market in our stock will ever develop. If our common stock is not traded on the OTC Bulletin Board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment. In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. In addition, all the shares of common stock have not been registered under the Securities Act of 1933 or under the securities laws of any state or other jurisdiction. As a result, such securities can be transferred without registration under the Securities Act of 1933 or, if applicable, the securities laws of any state or other jurisdiction only if such registration is not then required because of an applicable exemption therefrom. Compliance with the criteria for securing exemptions under the Securities Act of 1933 and the securities laws of various states is extremely complex. Accordingly, an investment in our company is suitable only for persons who have no need for liquidity in the investment, and can afford to hold unregistered securities for an indefinite period of time.


IF A PUBLIC MARKET FOR OUR COMMON STOCK EVER DEVELOPS, TRADING WILL BE LIMITED UNDER THE SEC'S PENNY STOCK REGULATIONS, WHICH WILL ADVERSELY AFFECT THE LIQUIDITY OF OUR COMMON STOCK

         In the event we are unable to obtain a quotation of our common stock on the OTC Bulletin Board and the trading price of our common stock is less than $5.00 per share, our common stock would be considered a "penny stock," and trading in our common stock would be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. Generally, the broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

         SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. An active and liquid market in our common stock may never develop due to these factors.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to enforce the contractual arrangements, economic, political and market conditions and fluctuations, U.S. and Chinese government and industry regulation, interest rate risk, U.S., Chinese and global competition, and other factors.

         Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in "Risk Factors." Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         There is not and has never been any established "public market" for our shares of common stock. We intend to submit for quotation of our common stock on the OTC Bulletin Board of FINRA. No assurance can be given that any market for our common stock will develop or be maintained.


         As of September 23, 2008, there were approximately 51 record owners of our common stock.


Dividend Policy

         We have never paid cash dividends on our common stock. Payment of dividends will be within the sole discretion of our Board of Directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition.

         Under Florida law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Florida statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Florida statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.


         In addition, because we are a holding company, any funds we would have available to pay dividends would be generated by our operations in China. The Peoples Republic of China regulations currently permit payment of dividends only out of accumulated profits, as determined in accordance with Peoples Republic of China accounting standards and regulations.


         Accordingly, it is unlikely that we will pay dividends on our common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

         The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our shareholders as of December 31, 2007.

                                   Number of          Weighted             Number of
                                   securities to be   average exercise     securities
                                   issued upon        price of             remaining
                                   exercise of        outstanding          available for
                                   outstanding        options, warrants    future issuance
                                   options,           and rights (b)       under equity
                                   warrants and                            compensation
                                   rights (a)                              plans (excluding
                                                                           securities reflected
                                                                           in column (a)) (c)
------------------------------------------------------------------------------------------------

Plan category
--------------
Plans approved by shareholders:
  2007 Stock Option and Stock
  Award Plan                              0                 $ 0
Plans not approved by shareholders        0                 $ 0


         A description of this plan is contained later in this prospectus under Management - Equity Compensation Plan.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of June 30, 2008. On April 24, 2008, we exchanged 23,000,000 shares of common stock for 100% of the outstanding shares of China Clean & Renewable Energy Limited. In accordance with Statement of Financial Accounting Standards No. 141 Business Combinations Paragraph D16; the financial statements of our company and China Clean & Renewable Energy Limited have been combined on an "as if", basis from inception as our company and the China Clean & Renewable Energy Limited are under common control.

         The table should be read in conjunction with the combined financial statements and related notes included elsewhere in this prospectus.

                                                June 30, 2008
                                                  (unaudited)
                                                --------------

Long-term liabilities                                $      0
Preferred stock, $0.001 par value,
10,000,000 shares authorized; none issued                   0
and outstanding
Common stock, $0.001 par value, 100,000,000
shares authorized; 24,580,000 shares issued            24,580
and outstanding
Additional paid-in capital                            684,483
Subscription receivable                               (5,870)
Accumulated deficit during development stage         (218,490)
Other comprehensive income                                737
Total shareholders' equity                           $485,440
                                                     --------
Total capitalization                                 $485,440

                                 USE OF PROCEEDS

         We will not receive any proceeds upon the sale of shares of common stock by the selling security holders.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

Overview

         Prior to April 24, 2008, we were a shell company with no business operations. On April 24, 2008, we executed and completed the transactions contemplated by the Share Exchange Agreement with China Clean & Renewable Energy Limited and its shareholders. Pursuant to the share exchange, we issued 23,000,000 shares of our common stock, equal to 94% of the issued and outstanding shares of our common stock on the closing date, to the shareholders of China Clean & Renewable Energy Limited in exchange for 100% of the capital stock of China Clean & Renewable Energy Limited.

         The share exchange with China Clean & Renewable Energy Limited was considered to be a purchase of entities under common control. In accordance with Statement of Financial Accounting Standards No. 141 Business Combinations Paragraph D16; the financial statements of our company and China Clean & Renewable Energy Limited have been combined on an "as if", basis from inception through April 24, 2008 and consolidated from April 25, 2008 through June 30, 2008 as our company and China Clean & Renewable Energy Limited are under common control. Accordingly, the financial statement data presented for the years ended December 31, 2006 and December 31, 2007 are on a combined basis.

         We are a holding company for China Clean & Renewable Energy Limited and all of our business is conducted in China Clean & Renewable Energy Limited and or Renewable Energy Enterprises (Shanghai)Company, a wholly-owned subsidiary of China Clean & Renewable Energy Limited. Our company was formed in December 1999. Through December 31, 2007, our management paid various expenses on our behalf which were generally related to state filing and similar fees. These expenses, which aggregate $7,570 through June 30, 2008, have been considered a capital contribution. In addition, on November 8, 2007, Mr. Huie, our chief executive officer, loaned us $10,000 in exchange for our promissory note in this amount at an interest rate of 7% due and payable on November 8, 2008.

         China Clean & Renewable Energy Limited was formed in the second quarter of 2006 and it remains a development stage company. During the balance of 2006 and in 2007 its activities were primarily related to the development of its business plan, including the early stage marketing of its services, as well as raising its initial capital.

Going Concern

         We have generated minimal revenue since our inception and have incurred net losses of approximately $218,500 since inception through June 60, 2008. As a result, our current operations are not an adequate source of cash to fund future operations. As a result of our limited operations, net losses, working capital deficiency and cash used in operations, our auditors, in their audit report, which covers the period through December 31, 2007, have expressed substantial doubt about our ability to continue as a going concern. While we have raised approximately $580,000 from the sale of our securities subsequent to December 31, 2007, our ability to continue as a going concern is dependent upon our ability to generate sufficient revenues to fund our operating expenses and, as necessary, obtain the necessary financing to meet our obligations when they become due. We plan to continue to provide for our capital requirements through the sale of equity securities, however, we have no firm commitments from any third party to provide this financing and we cannot assure you we will be successful in raising working capital as needed. There are no assurances that we will have sufficient funds to execute our business plan, pay our obligations as they become due or generate positive operating results.

Business

         Our business model is to provide consultancy and advisory services to clients in two principal areas, including:

         o the development of Clean Development Mechanism projects in China which provide carbon credits that can be sold or traded pursuant to the structures set forth in the Kyoto Protocol, and

         o the development of energy efficiency projects in China, which do not generate tradable carbon credits, but are nonetheless energy efficient or conservational and positive for the environment in keeping with China's National Action Plan on Climate Change.

         In addition, through our Marketing and Distribution division we intend to assist clients who own energy efficient technologies to develop commercially viable business plans and possible markets for their technologies or products in China, including serving as a distributor of certain, selected products.

         The overall market for carbon emission reductions, either in the form of Clean Development Mechanism projects, energy efficient projects, or commercial development of energy efficient technologies, is expected to grow exponentially in China in the future. The 11th National Plan sets targets for China to reduce greenhouse gases emissions by 20% from current levels by 2010, and increase the percentage of energy generated from renewable sources to 15% (from the current 7%) by 2020.(1) To achieve these ambitious targets, the overall market for carbon emission reductions in all forms will have to grow substantially.

         Our business plan is to build our network, reputation, and contacts within the carbon development market, both with prospective clients as well as with government officials and regulators. In pursuit of these objectives, in 2008, China Clean & Renewable Energy Limited became a Founding Member, along with 20 other founding members, of the Penn-Tsinghua University TC Chan Center for Building Simulation and Energy Studies, a joint center between the University of Pennsylvania in the U.S.A. and Tsinghua University in China. The cost for this membership is $15,000 per year. The Center focuses on research and development of energy efficient products and processes related to the building industry. Other founding members include United Technologies Research Center, Skidmore Owings & Merrill LLP, Turner Construction Company, Dow Building Solutions, Gehry Technologies, and MTR Corporation. Our management believes that the association with the Center can provide opportunities from client referrals, as well as access to leading energy efficiency technologies out of such universities.

         During 2007, China Clean & Renewable Energy Limited also signed a strategic cooperation agreement with China Energy Conservation and Environmental Protection Technology Investment LTD, a Chinese State-owned enterprise that is directly engaged in projects and businesses in the carbon development industry in China, including investments in wind farms, hydro power generation projects, etc. The agreement provides a general framework whereby China Energy Conservation and Environmental Protection Technology Investment LTD can refer projects and clients on a project by project basis to our company. We believe cooperation with China Energy Conservation and Environmental Protection Technology Investment LTD may lead to additional source of client referrals and other mutual cooperation and developments.

         We do not have a history of operations upon which an analysis of our future outlook can be made. We face all of the risks inherent to a new business. Our ability to generate revenues during the balance of 2008 and beyond is dependent upon our ability to secure clients for our services and to provide those services to a level which is not only satisfactory to our clients but which generates sufficient revenues to pay our operating expenses. Like most
------------------
(1) "Energy Policy of China" from Wikipedia.org.

consultancy firms, our ability to secure clients is greatly dependent upon our reputation and past successes. Because we are a new company seeking to operate in a highly competitive market, we are materially dependent upon the professional reputations and business associations of our management. There are no assurances, however, that the reputation or associations of our members of management will provide us client engagements.

         While we currently have no consulting clients and only one marketing and distribution client, we continue to actively market our company. Our marketing efforts have consisted of having discussions with persons having relationships with our officers and meeting with prospective clients. We anticipate entering into discussions with approximately ten prospective clients in the second half of 2008 for our consulting services. We are not able to estimate how many, if any, clients will retain our services or define at this time the scope of services we anticipate we will provide or the size of the projects. Our services, which will be tailored to the needs of the particular client, including:

         o        advice on the selection and identification of projects;
         o        technical and financial feasibility studies and analysis;
         o        due diligence on a particular project;
         o liaison with engineering firms on the project design documentation;
         o assistance in the submission of applications to the National Development and Reform Commission, the approving entity in China for all Clean Development Mechanism projects;
         o advising on financial structuring, including identification and selection of project finance providers; and
         o locating carbon credit buyers for derived carbon credits from such Clean Development Mechanism projects.

         An example of what we believe could be a typical consulting engagement would begin with a client involved in a renewable energy project, such as a hydro- power project, in which the client is either the developer or principal investor. We might be engaged to provide advice on the economics and technical feasibility of the project and whether the project could qualify as a Clean Development Mechanism project thereby generating carbon credits. A second example of what we anticipate to be a typical consulting engagement would begin with a client that is a Chinese manufacturer of a energy efficient air conditioner interested in distributing the product in China. Under the scope of our engagement we would provide a project study on the marketing potential of the project in a particular market such as Beijing. However, as a result of the highly competitive nature of our target markets and the development stage of our company, it is possible that none of these prospective clients will choose to engage our company. Even if we do secure the engagement of one or more of these prospective clients, because we do not know the scope of the services we may be asked to render we are unable to provide any guidance on our revenues during the balance of 2008 and beyond.

         We anticipate that our cash needs to fund our marketing efforts and pay our operating expenses for the next 12 months will be approximately $330,000. During this period, our marketing efforts are anticipated to include meetings with prospective clients, which have been identified utilizing the professional contacts of Mr. Huie and other members of our management. Our meeting with prospective clients include our traveling to the prospective clients offices. We have budgeted approximately $30,000 for travel and entertainment expenses we expect to incur in these marketing efforts. We have also budgeted funds for our operating expenses, including salaries, travel and entertainment, professional fees and general overhead expenses which are estimated to be approximately $300,000 during the next 12 months. We believe that our cash on hand will be sufficient to satisfy our cash needs for the balance of 2008. If our estimates are incorrect, as described later in this section we may be required to raise additional capital to fund our operating expenses until such time, if ever, that our revenues are sufficient to sustain our operations. If we should be unable to raise capital as needed, it is possible that we could be forced to cease some or all of our operations in which event it is likely that you could lose your entire investment in our company.

Results of Operations

Three months and six months ended June 30, 2008 as compared to the three months and six months ended June 30, 2007

         We have not reported any revenues from January 1, 2008 through June 30, 2008. Our total operating expenses for the three-months and six months ended June 30, 2008 increased substantially from the comparable periods in 2007. During the 2008 periods we incurred expenses associated with professional fees, salary expense and general and administrative expense for which we did not have comparable expenses during the 2007 periods. During the three and six months ended June 30, 2008 professional and consulting fees, which included strategic and financial consulting, and legal and accounting attributable to the acquisition of China Clean & Renewable Energy Limited and the preparation of our annual report, were approximately $70,969 and approximately $100,338, respectively. During the three and six months ended June 30, 2008 consulting fees, which represent fees payable to a related party under the terms of a one year consulting agreement entered into in November 2008 to provide strategic and financial consulting services to us, were $15,000 and $30,000, respectively. We did not incur similar professional or consulting fees during the comparable periods in 2007.

         During the first quarter of 2008, China Clean & Renewable Energy Limited entered into employment agreements with three executive officers which provide for aggregate annual compensation to each officer of $58,464. We incurred salary expense for the three and six months ended June 30, 2008 as a result of these agreements.

         Our net loss was $114,217 for the three-month ended June 30, 2008 as compared to $0 for the three-month ended June 30, 2007.

         Based upon our agreement and the current status of discussions with additional potential marketing and distribution clients, we anticipate generating revenues in the fourth quarter of 2008 . During the balance of 2008 we anticipate that our general and administrative expenses will continue to increase substantially as we continue to market our services and implement our business plan. We also anticipate operating expenses for travel and entertainment will increase during the balance of 2008 in direct proportion to our marketing efforts. Finally, we intend to relocate our principal offices to larger space prior to the expiration of our current lease in November 2008 which will in all likelihood result in an increase in our rent expense during the quarter of 2008. Overall, however, we are not presently able to quantify the amount of increased operating expenses during the balance of 2008 due to the uncertainties related to the actual level of our operations given our development stage.

Fiscal 2007 as compared to fiscal 2006

         We did not report any revenues in 2006. Revenues in 2007 were $6,409 attributable to the completion of our first feasibility study for a client. While such revenues were minimal, management believes 2007 marked a valuable entry point for us in the carbon development market in China because it has enabled us to actively participate in the regulatory and approval process of the carbon emissions market, and develop a working relationship with its Strategic Partners and their contacts.

         Total operating expenses for 2007 increased $34,207, or approximately 692%, from 2006 and was attributable to an increase in professional fees of $16,823 as well as an increase of $17,384 in general and administrative expenses. The increases in professional fees, which includes legal and accounting fees, in the 2007 period reflected fees associated with the formation of our Renewable Energy Enterprises (Shanghai) Company subsidiary, a registration statement filed with the SEC and our annual report for 2007, for which there were no comparable expenses in the 2006 period. The increases in general and administrative expenses in the 2007 period included an increase of $6,139 in travel and entertainment expenses which reflects our increased marketing efforts during the period, as well as $10,000 in consulting fees which represents fees paid a related party under a consulting agreement entered into in November 2007 for strategic and financial consulting services.

         Our net loss was $32,767 for 2007 as compared to $4,943 for 2006. This increase of $27,824 reflects the increase in our total operating expenses during 2007 offset by revenues during the 2007 period.

         We anticipate that our general and administrative expenses will increase substantially in 2008 as we continues to market our services and implement our business plan. During the first quarter of 2008, China Clean & Renewable Energy Limited entered into employment agreements with three executive officers which provide for aggregate annual compensation to each officer of $58,464. We also anticipate operating expenses related to travel, entertainment, and rent will increase in 2008. Overall, however, we are not presently able to quantify the amount of increased operating expenses in 2008 due to the uncertainties related to the actual level of our operations given our development stage.

Liquidity and Capital Resources


         Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. At June 30, 2008, we had working capital of $480,965 as compared to a working capital deficit of $7,414 at December 31, 2007. Principal changes in our balance sheet at June 30, 2008 from December 31, 2007 include:

         o cash increased approximately$498,000 as a result of proceeds from the sale of our common stock, net of cash used during the period,

         o prepaid expenses, increased $18,500 from the prepayment of transfer agent fees on year in advance.

         o deferred financing fees, which represents expenses associated with our February 2008 to April 2008 offering of common stock, decreased approximately $3,400 as a result of the completion of this offering, and

         o accounts payable increased approximately $28,000 which represents obligations incurred in the ordinary course of our business.

         Net cash used in operating activities for the six months ended June 30, 2008 was $159,201 as compared to $150 for the six months ended June 30, 2007. During the six month period ended June 30, 2008, we used cash to fund our operating loss offset by increases in accounts payable and accrued expenses and an increase in prepaid expenses associated with transfer agent fees.

         Net cash used in investing activities for the six months ended June
30, 2008 was $4,507, which represented purchases of fixed assets, as compared to $0 during the six months ended June 30, 2007.

         Net cash provided by financing activities for the six months ended
June 30,2008 was $661,281, which represented proceeds to us from the sale of our securities, as compared to $150 for the six months ended June 30, 2007.


         At December 31, 2007, we had working capital deficit of $7,414 as compared to a working capital deficit of $4,080 at December 31, 2006. Principal changes in our balance sheet at December 31, 2007 from December 31, 2006 include:

         o cash increased $17,987 as a result of proceeds from the sale of common stock,

         o deferred financing fees, which represents legal expenses associated with the preparation of the offering documents for our February to April 2008 offering of common stock, increased $3,361

         o prepaid expense, which represents expenses associated with forming our subsidiary Renewable Energy Enterprises (Shanghai) Company, web site development, travel and entertainment increased $5,502,

         o note payable to a related party increased $10,000 which represents funds advanced to us by our Chief Executive Officer for working capital, as described later in this section,

         o accounts payable increased $21,550 which represents $11,400 owed for professional fees, including legal and accounting fees incurred in connection with our registration statement and annual report, and $10,000 due for consulting fees to a related party under the terms of an agreement entered into in November 2007, and

         o stockholder loans decreased $4,884 as a result of the satisfaction of the loan as described later in this section.

         Net cash used in operating activities in 2007 was $19,923 as compared to $5,747 in 2006. In 2007, we used cash to fund our net loss of $32,767 as well as for increases in prepaid expenses and accrued expenses, which represents income tax payable (which represents an over provision of tax), which was offset by an increase in accounts payable. In 2006, we used cash to fund our net loss of $4,943 as well as for an increase in prepaid expenses which was offset by an increase in accounts payable.

         Net cash provided by financing activities in 2007 was $37,900 as compared to $5,742 in 2006. In 2007 China Clean & Renewable Energy Limited sold 990,000 of its ordinary shares in a private transaction resulting in gross proceeds of $126,918, and China Renewable Energy Holdings sold 15,800,000 of its shares of common stock in a private transaction resulting in gross proceeds of $15,800 and received proceeds of $10,000 from a stockholder loan. At December 31, 2007, $17,784 of the proceeds to China Clean & Renewable Energy Limited had been received with the balance being reflected on its balance sheet as a subscription receivable. Subsequent to year end, the remaining proceeds have been received. At December 31, 2007, $15,000 of the proceeds to China Renewable Energy Holdings had been received with the balance being reflected on its balance sheet as a subscription receivable. We used a portion of the proceeds to satisfy a stockholder loan payable and the balance are being used for working capital. In 2006, China Clean & Renewable Energy Limited raised $1,286 from the sale of its ordinary shares and $4,884 from a stockholder loan. In 2006, China Renewable Energy Holdings raised $1,000 from the sale of its ordinary shares and $7,270 from additional paid in capital. As described earlier in this section, based upon our current level of operations we believe that our cash on hand will be sufficient to satisfy our cash needs for 2008.

Commitments

         We have a long-term commitment to provide additional registered capital to Renewable Energy Enterprises (Shanghai) Company. On February 27, 2008, we received a certificate of registration and an operating license from the Chinese governmental agency for Renewable Energy Enterprises (Shanghai) Company to conduct business in China. The registered capital of Renewable Energy Enterprises (Shanghai) Company is $1,000,000. According to the Articles of Association of Renewable Energy Enterprises (Shanghai) Company, China Clean & Renewable Energy Limited has to fulfill 20% of registered capital requirements of $200,000 within three months (by May 27, 2008) from the date of incorporation and 80% of registered capital requirements of $800,000 within two years from date of incorporation. We used a portion of the proceeds from the private offering in February/April 2008 to satisfy the registered capital requirement of $200,000.

         In order to satisfy the remaining registered capital requirement of $800,000 in February 2010, we will need to either generate sufficient profits from our operations to fund this requirement or raise additional capital, of which there are no assurances. There are no assurances our operations will generate sufficient funds to satisfy this requirement and it is possible that we will be required to raise capital through the sale of equity or debt securities. As there are no assurances we will be able to raise the capital, if necessary, it is possible that we will be unable to continue its operations which could have a material adverse effect on our company in future periods. Once the registered capital is received by Renewable Energy Enterprises (Shanghai) Company and same has been approved by the State Administration of Foreign Exchange, Shanghai Bureau, which generally occurs within a few days after receipt of the funds, Renewable Energy Enterprises (Shanghai) Company can immediately use the funds for working capital.

         In addition, during November 2007 we entered into a one year consulting agreement with a related party to provide strategic and financial consulting services to us for a monthly fee of $5,000. Also, during the first quarter of 2008, China Clean & Renewable Energy Limited entered into employment agreements with three executive officers which provide for aggregate annual compensation to each officer of $58,464.

Recent Capital Raising Transaction

         Between February 2008 and April 2008, we sold an aggregate of 280,000 shares of our common stock to 44 accredited investors in a private offering exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act and Rule 506 of Regulation D and Regulation S. We received proceeds of approximately $560,000 from this offering. We intend to use the proceeds from this private offering to fulfill the 20% of registered capital requirement of $200,000 for Renewable Energy Enterprises (Shanghai) Company, pay accounts payable to date of approximately $25,000 and for working capital. Once the registered capital is received by Renewable Energy Enterprises (Shanghai) Company and same has been approved by the State Administration of Foreign Exchange, Shanghai Bureau, which generally occurs within a few days after receipt of the funds, Renewable Energy Enterprises (Shanghai) Company can immediately use the funds for working capital.

New Accounting Pronouncements

         In December 2007, Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51". This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on our financial statements.

         In March 2008, the FASB issued FASB Statement No. 161, which amends and expands the disclosure requirements of FASB Statement No. 133 with the intent to provide users of financial statements with an enhanced understanding of; how and why an entity uses derivative instruments, how the derivative instruments and the related hedged items are accounted for and how the related hedged items affect an entity's financial position, performance and cash flows. This Statement is effective for financial statements for fiscal years and interim periods beginning after November 15, 2008. Management believes this Statement will have no impact on our financial statements any once adopted.

         In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles." SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. SFAS 162 is effective 60 days following the SEC's approval of PCAOB Auditing Standard No. 6, Evaluating Consistency of Financial Statements (AS/6). The adoption of FASB 162 is not expected to have a material impact on our financial position.

         In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60." Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of FASB 163 is not expected to have a material impact on our financial position.

Critical Accounting Policies

         Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("GAAP"). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

         Our accounting policies are summarized in Note 1 of our financial statements appearing elsewhere in this prospectus. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our results of operations, financial position or liquidity for the periods presented in the financial statements appearing elsewhere in this prospectus.

Revenue Recognition

         We recognize revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" and No. 104, "Revenue Recognition". In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. Revenue from consulting services are recognized when services are performed.

Foreign Currency Translation

         The financial statements of our foreign subsidiary have been translated into U.S. dollars in accordance with SFAS No. 52, Foreign Currency Translation (SFAS 52). All balance sheet accounts have been translated using the exchange rate in effect at the balance sheet date. Income statement amounts have been translated using an appropriately weighted average exchange rate for the year. The translation gains and losses resulting from the changes in exchange rates during 2008 have been reported in accumulated other comprehensive income, except for gains and losses resulting from the translation of intercompany receivables and payables, which are included in earnings for the period.

Off Balance Sheet Transactions

         As of the date of this prospectus, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have: (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

                                  OUR BUSINESS

Overview


         Through our wholly owned subsidiaries, China Clean & Renewable Energy Limited and Renewable Energy Enterprises (Shanghai) Company, we are a development stage company whose business model is to provide consultancy and advisory services to clients in two principal areas, including:

         o the development of Clean Development Mechanism projects in China which provide carbon credits that can be sold or traded pursuant to the structures set forth in the Kyoto Protocol, and


         o the development of energy efficiency projects in China, which do not generate tradable carbon credits, but are nonetheless energy efficient or conservational and positive for the environment in keeping with China's National Action Plan on Climate Change.

         In addition, through our Marketing and Distribution division we seek to assist clients who own energy efficient technologies to develop commercially viable business plans and possible markets for their technologies or products in China, including serving as a distributor of certain, selected products

         To date, we provided services to only one consulting client, HOL, Ltd. Under the scope of this consulting agreement which was completed in November 2007, we provided a feasibility study on a hydro-power project in China and advice on applying for carbon credits on the project. Approximately 80 hours was spent on this project for which we received a fee in the amount of approximately $6,400. In April 2008, we entered into an agreement within our Marketing and Distribution division with the holder of the patent rights to an air purification and dehumidifier, pursuant to which we will seek to bring certain specific customers to the supplier which would in turn integrate the technology into the customer's end product. Under this agreement we will receive as sole compensation 25% of any license fees received by our client from customers we introduce to the client. To date we have received no compensation under this agreement. In addition, we are currently in discussions with several companies regarding potential marketing and distribution agreements, however, there are no assurances these discussions will ultimately result in definitive agreements.

         As a new company, we believe the professional relationships of our three members of management will be the primary conduit used to cultivate and develop prospective clients. While we believe our long-term focus will be on our consultancy services division, given the development nature of our company and the highly competitive environment of our target markets our short- term focus is on the marketing and distribution division of our business as a means to generate revenues while we develop a base of consulting clients.

The Kyoto Protocol and China's National Action Plan on Climate Change(2)

         The Kyoto Protocol is an agreement made under the United Nations Framework Convention on Climate Change under which industrialized countries have agreed to reduce their collective emissions of greenhouse gases by 5.2% compared to the year 1990. National limitations range from 8% reductions for the European Union (EU) and some other counties to 6% for Japan, 0% for Russia and permitted increases of 8% for Australia and 10% for Iceland. Countries that ratify this protocol commit to reducing their emissions of carbon dioxide and five other greenhouse gases or engaging in emissions trading if they maintain or increase emissions of greenhouse gases from the 1990 levels. Adopted in December 1997 and entered into in force in February 2005, as of June 2008 182 countries have ratified the protocol. Of these, 36 developed countries and the EU, which are referred to as Annex I countries, are required to reduced greenhouse gas emissions to the levels specified for each of them in the treaty. The first commitment period ends in 2012, and international talks began in May 2007 on a subsequent commitment period. In addition, 137 developing countries (or Non-Annex I countries), including China, Brazil and India, have ratified the protocol but have no obligations beyond monitoring and reporting emissions. The United States has not ratified the treaty.

         The Kyoto Protocol includes flexible mechanisms which allow Annex I economies to meet their greenhouse gas emission limitations by purchasing greenhouse gas emission reductions from elsewhere, including financial exchanges, from projects which reduce emissions in Non-Annex I economies under the Clean Development Mechanism, from Annex I countries under a joint implementation scheme, or from Annex I countries with excess allowances. Only Clean Development Mechanism Executive Board-accredited Certified Emission Reductions can be bought and sold in this manner. Under the sponsorship of the United Nations, Kyoto established a Bonn, Germany-based Clean Development Mechanism Executive Board to access and approve projects, referred to as Clean Development Mechanism projects, in Non-Annex I economies prior to awarding Certified Emission Reductions which are commonly referred to as carbon credits. In practice this means that while Non-Annex I economies have no greenhouse gas emission restrictions, when a Clean Development Mechanism project is implemented in these countries, the project will receive carbon credits which can then be sold to Annex I buyers.

         Virtually all of the Non-Annex I countries have set up their own designated national authorities to manage the Kyoto process, also referred to as the Clean Development Mechanism process, whereby these host government entities decide which Clean Development Mechanism Project they do or do not wish to support for accreditation by the Clean Development Mechanism Executive Board.

         Because Kyoto is a "cap and trade" system that imposes national caps on the emissions of Annex I countries, although these caps are national-level commitments, it is anticipated that most countries will devolve their emissions targets to individual industrial entities, such as a power plant or a paper factor. This means that the ultimate buyers of credits are often individual companies that expect their emissions to exceed their quota, or allowance. Typically, the company will purchase carbon credits directly from another party with excess allowances, from a broker, from a Clean Development Mechanism developer or from an exchange. Since allowances and carbon credits are tradeable instruments with a transparent price, financial investors can buy them on the spot market for speculation purposes, or link them to futures contracts.

         The sources of Kyoto credits are the Clean Development Mechanism and Joint Implementation projects. The Clean Development Mechanism allows for the creation of new carbon credit by developing emission reduction projects in Non-Annex I countries, while Joint Implementation allows project-specific credits to be converted from existing credits within Annex I countries.

------------------
(2) The information which appears in this sub-section is derived from information published in Wikipedia under "Kyoto Protocol." See www.Wikipedia.org.

An Annex I country that wishes to get credits from a Clean Development Mechanism project must obtain the consent of the developing country hosting the project that it will contribute to sustainable development. Then, using methodologies approved by the Clean Development Mechanism Executive Board, the Annex I applicant must make the case that the carbon project would not have happened anyway and must establish a baseline estimating the future emissions in absence of the registered project. The case is then validated by a third party agency, called a Designated Operational Entity, to ensure the project results in real, measurable, and long-term emission reductions. The Clean Development Mechanism Executive Board then decides whether or not to register (approve) the project. If a project is registered and implemented, the Clean Development Mechanism Executive Board issues credits, the Certified Emission Reductions, where each unit is equivalent to the reduction of one metric ton of greenhouse gas, to project participants based on the monitored difference between the baseline and the actual emissions, verified by the Designated Operational Entity.

         With costs of emission reduction typically much lower in Non-Annex I countries than in Annex I countries, Annex I countries can comply with their emission reduction targets at much lower cost by receiving credits for emissions reduced in developing countries as long as administration costs are low. Certified Emission Reductions are overwhelming bought from project developers by funds or individual entities, rather than being exchange traded like allowances. Since the creation of Kyoto instruments is subject to a lengthy process of registration and the projects themselves require several years to develop, this market is presently a forward market where purchases are made at a discount to their equivalent currency and are also always subject to certification and delivery.

         China is a signatory to the Kyoto Protocol as a Non-Annex I country. In 2002 China ranked second (after the United States) in the list of countries by carbon dioxide emissions, with emissions of 3.3 trillion metric tons representing an estimated 14.5% of the world's total. Six industries in China, including electricity generation, steel, non-ferrous metals, construction materials, oil processing and chemicals, account for nearly 70% of China's energy use. In addition, China produced approximately 44% of the world's cement in 2006 and cement production produces more carbon emissions than another other industrial process, accounting for approximately 4% of the global carbon emissions. Several research agencies have concluded that China is currently the world's largest emitter of greenhouse gases, however, its per capita emission is still far behind developed countries.

         In June 2007 with the publication of China's National Action Plan on Climate Change, China became the first developing country to publish a national strategy addressing global warming. The National Action Plan includes increasing the proportion of electricity generation from renewable energy sources and from nuclear power, increasing the efficiency of coal-fired power stations, the use of cogeneration, and the development of coal-bed and coal-mine methane. The plan does not include targets for greenhouse gas emission reductions, but it has been estimated that, if fully implemented, China's annual emissions of greenhouse gases will be reduced by 1.5 billion tons of carbon dioxide equivalent by 2010. In 2007 China was the leading Non-Annex I country for greenhouse gas reductions for a third year in a row and Clean Development Mechanism projects in China represented approximately 73% of the total projects in 2007.

Our Business Model

         Internally, we operate our company within two divisions:

         o        Consultancy Services, and
         o        Marketing and Distribution.

         Consultancy Services

         We have been engaged in ongoing discussions with several potential future clients over the last several months. We anticipate entering into additional discussions with approximately ten prospective clients in the second half of 2008 for our consulting services. We are not able to estimate when or how many, if any, clients will retain our services or the scope of services to be provided. We believe the projects on which we will consult will be primarily renewable energy projects, such as wind farms or hydro power generation projects. Our prospective clients include project owners/developers (both Chinese and foreign companies or enterprises) and carbon credit buyers, including the end use emitters who need to purchase carbon credits for compliance or financial institutions that are seeking to trade carbon credits within the international markets.

         In addition to Clean Development Mechanism projects, we anticipate that we will also provide consultancy services to clients seeking to develop energy efficiency projects that promote energy conservation and are more beneficial to the environment. These projects may include energy efficiency designs in buildings, or conservation lighting in roads or highways. We anticipate clients in such projects will include project owners/developers (both Chinese and foreign companies, enterprises or government entities), investors and other environmentally conscious companies or individuals.

         We presently offer a full range of services which can be tailored to the needs of the particular client, including:

         o        advice on the selection and identification of projects;
         o        technical and financial feasibility studies and analysis;
         o        due diligence on a particular project;
         o liaison with engineering firms on the project design documentation;

         o assistance in the submission of applications to the National Development and Reform Commission, the approving entity in China for all Clean Development Mechanism projects;
         o advising on financial structuring, including identification and selection of project finance providers; and
         o locating carbon credit buyers for derived carbon credits from such Clean Development Mechanism projects.

         An example of what we believe could be a typical consulting engagement would begin with a client involved in a renewable energy project, such as a hydro-power project, in which the client is either the developer or principal investor. We might be engaged to provide advice on the economics and technical feasibility of the project and whether the project could qualify as a Clean Development Mechanism project thereby generating carbon credits. A second example of a what we anticipate to be a typical consulting engagement would begin with a client that is a Chinese manufacturer of a energy efficient air conditioner interested in distributing the product in China. Under the scope of our engagement we would provide a project study on the marketing potential of the project in a particular market such as Beijing.

         Our Consultancy Services division will generate revenues from fees charged to clients and the amount of these fees will vary based upon the scope of the services provided. We may also seek to structure a fee arrangement with a particular client whereby a portion of our fees is paid through the assignment of carbon credits which are created as a result of the particular project on which we have consulted. We could then resell the carbon credits. To date, we have not negotiated or received any carbon credits and there are no assurances we will ever structure a consulting engagement in a manner which would result in the assignment of carbon credits to our company.

         The consultancy services are provided as a collaborative effort between our management with Dr. Tang having primary accountability and supervision over all consulting assignments. In addition, depending upon the complexity of the consulting engagement, we may seek to outsource a portion of the technical work to third parties who we reasonably believe possess the necessary skills and experience. For the most part, we would initially seek to outsource to our strategic partners. Any outsourcing would be done as part of the consulting engagement and any costs for engaging third parties would be factored into the fee charged the client.

         Marketing and Distribution

         Our Marketing and Distribution division has been established to provide a comprehensive group of services to assist prospective clients who own energy efficient technologies, to commercially develop their carbon reducing processes and technologies within the Chinese market. We intend to work with these clients to develop commercially viable business plans and possible markets for their technologies or products, and, in selected instances, to enter into distribution agreements for these products.

         The services presently offered by our Marketing and Distribution division include:

         o        feasibility and market studies;

         o        providing comprehensive business plans;

         o        finding suitable partners or investors;

         o        assisting with licensing of intellectual property in China;

         o        financial planning and structuring, and

         o such additional professional advisory services as may be requested by a client.

         We anticipate that our Marketing and Distribution division will generate revenues from fees charged to clients for advisory services and, if a distribution agreement is entered into, a commission for products sold.


         We are presently finalizing the terms pursuant to which we will engage an individual to serve as vice president of sales and marketing (but who will not be an executive officer of our company), together with the hiring of three additional individuals who will be working within this division. Mr. Huie will continue to oversee this division. The primary objective of these individuals will be to facilitate the distribution of any products which are represented by this division, including under the terms of the agreement with RHT Limited, as described below, which is the only agreement we have entered into to date for marketing and distribution services. We anticipate that we will complete the hiring process and these individuals will commence work during the third quarter of 2008.

         Agreement with RHT Limited

         In April 2008 we entered into a five year consultancy agreement with RHT Limited, an environmental engineering firm located in Hong Kong which holds the patent rights to the NCCO air sterilizing/deodorizing systems. Pursuant to the terms of the agreement, we will seek to bring certain specific customers to RHT Limited which would in turn integrate the technology into the customer's end product. If RHT Limited should enter into a licensing agreement with a customer brought to it by us, as sole compensation we will be entitled to a fee of 25% of the licensing fee. In the event a customer introduced by us purchases filters from RHT Limited, as sole compensation we will be entitled to a fee equal to 10% of the selling prices of the filters.

Strategic Partnerships

         As the carbon development market is relatively new in China, during the year 2007, and continuing thereafter, we have focused on building our network, reputation, and contacts within the market, both with prospective clients as well as with government officials and regulators. In 2008, China Clean & Renewable Energy Limited became a founding member, along with 20 other founding members, of the Penn-Tsinghua University TC Chan Center for Building Simulation and Energy Studies, a joint center between the University of Pennsylvania in the U.S.A. and Tsinghua University in China. The Center focuses on research and development of energy efficient products and processes related to the building industry. Other founding members include United Technologies Research Center, Skidmore Owings & Merrill LLP, Turner Construction Company, Dow Building Solutions, Gehry Technologies, and MTR Corporation. It is anticipated that association with the Center can lead to major sources of client referrals, as well as access to leading energy efficiency technologies out of such Universities.

         On September 1, 2007, China Clean & Renewable Energy Limited also signed a ten year strategic cooperation agreement with China Energy Conservation and Environmental Protection Technology Investment LTD, a Chinese State-owned enterprise that is directly engaged in projects and businesses in the carbon development industry in China, including investments in wind farms, hydro power generation projects, etc. The Agreement provides a general framework whereby China Energy Conservation and Environmental Protection Technology Investment LTD can refer projects and clients on a project by project basis to our company. The agreement gives us the first right of refusal on all projects. The agreement requires each project to meet certain minimum expected returns for each party and requires us to pay certain bonuses based on project milestones. The total fee and milestone payments are subject to negations by each party and will vary by project. We anticipate our cooperation with China Energy Conservation and Environmental Protection Technology Investment LTD may lead to increased client referrals and other mutual cooperation and developments.

Marketing


         We market our services mainly through the network and contacts of our officers. Our officers have combined over 40 years of working experience in doing business in China. Our Chief Executive Officer, Mr. Allen Huie, has over 20 years of financial and operating experience in China, particularly with financial, legal, and other consulting professionals, who we anticipate will provide a steady network of referrals. In addition to the network of our officers, we intend to market our services through the relationship with our strategic partners, namely, the Penn-Tsinghua University TC Chan Center and China Energy Conservation and Environmental Protection Technology Investment LTD.

Government Regulation

         Doing Business in the Peoples Republic of China

         As we are a specialized consultancy operating in China, we will be subject to the Peoples Republic of China legal system. Since 1979, many laws and regulations addressing economic matters in general have been promulgated in the Peoples Republic of China. Despite development of its legal system, the Peoples Republic of China does not have a comprehensive system of laws. In addition, enforcement of existing laws may be uncertain and sporadic, and implementation and interpretation thereof inconsistent. The Peoples Republic of China judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate law exists in the Peoples Republic of China, it may be difficult to obtain swift and equitable enforcement of such law, or to obtain enforcement of a judgment by a court of another jurisdiction. The Peoples Republic of China's legal system is based on written statutes and, therefore, decided legal cases are without binding legal effect, although they are often followed by judges as guidance. The interpretation of the Peoples Republic of China laws may be subject to policy changes reflecting domestic political changes. As the Peoples Republic of China legal system develops, the promulgation of new laws, changes to existing laws and the preemption of local regulations by national laws may adversely affect foreign investors. The trend of legislation over the past 20 years has, however, significantly enhanced the protection afforded foreign investors in enterprises in the Peoples Republic of China.

         However, there can be no assurance that changes in such legislation or interpretation thereof will not have an adverse effect upon our future business operations or prospects.

         Economic Reform Issues

         Since 1979, the Chinese government has reformed its economic systems. Many reforms are unprecedented or experimental; therefore they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. We cannot predict if this refining and readjustment process may negatively affect our operations in future periods.

         Over the last few years, China's economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included devaluations of the Chinese currency, the Renminbi, restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limiting re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets. There can be no assurance that the reforms to China's economic system will continue or that there will not be changes in China's political, economic, and social conditions and changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

         Currency

         The value of the Renminbi, the main currency used in China, fluctuates and is affected by, among other things, changes in China's political and economic conditions. The conversion of Renminbi into foreign currencies such as the U.S. dollar has been generally based on rates set by the People's Bank of China, which are set daily based on the previous day's interbank foreign exchange market rates and current exchange rates on the world financial markets.

Competition

         We are a specialized consultancy firm focusing on the carbon emissions market within China. Since the Peoples Republic of China enacted its "Renewable Energy Law" in 2006, consulting firms have actively begun to seek clients entering the carbon development market in China and provide advisory services to them. We believe that the professional reputations of our management, namely Allen Huie our Chief Executive Officer, Dr. Wan Chin Tang our Chief Technical Officer, and Tim Leung Wong our Financial Controller, and their numerous years of experience within China will assist us in securing clients for our services. While we believe that our menu of professional services will support our clients and their needs, there are no restrictions or barriers which preclude other professional advisory firms in the market. Therefore, we are subject to market driven competition from consulting firms within China and from foreign consulting firms in the carbon development market, as well as companies seeking distribution agreements for energy efficient technologies. Because the barriers to entry in our target markets are relatively low and the potential market is large, however, we expect continued growth in existing competitors and the entrance of new competitors in the future. Many of our current and potential competitors have significantly longer operating histories and significantly greater managerial, financial, marketing, technical and other competitive resources, as well as greater name recognition, than we do. As a result, there are no assurances we will ever effectively compete in our target markets.

Employees


         As of September 23, 2008 we have 3 full time and 4 part time employees, all based in our Hong Kong and Shanghai offices. We believe our employee relations to be good.


History of our company

         We were incorporated on December 17, 1999 under the laws of the State of Florida under the name Capital Ventures Group IV, Inc., with an authorized capital consisting of 10,000,000 shares of Common Stock at a par value of $.001 per share. We were incorporated to engage in any lawful corporate undertaking, including, but not limited to providing business services and financing to emerging growth entities, and acquiring a Business Opportunity, as defined herein. We have been in the developmental stage since inception and have been inactive to date except for issuing shares to our shareholders and searching for a Business Opportunity to acquire. Since inception our founding shareholder made capital contributions as needed to pay certain debts and fund our minimal activities, which consisted of maintaining our company in good standing under the State of Florida and locating a Business Opportunity. On November 7, 2007 we changed our name to China Renewable Energy Holdings, Inc. and increased the capital we are authorized to issues to 100,000,000 shares of Common Stock and 10,000,000 shares of "blank check" preferred stock. We changed our name to better describe our intended, but not exclusive, business focus. On November 8, 2007, our sole officer and director since inception resigned and Allen Huie was appointed as the Chief Executive Officer and sole director. The change in management occurred to better continue our intended business plan.

         On April 24, 2008, we executed a Share Exchange Agreement with China Clean & Renewable Energy Limited, a Hong Kong company, and the shareholders of 100% of China Clean & Renewable Energy Limited's capital stock. At Closing, we issued 23,000,000 shares of our common stock, equal to 94% of the issued and outstanding shares of our common stock on the Closing Date, to the China Clean & Renewable Energy Limited Shareholders in exchange for 100% of the capital stock of our company.

         China Clean & Renewable Energy Limited was incorporated on April 19, 2006 under the laws of Hong Kong under the name Sky Field Enterprises Limited. On March 12, 2007, China Clean & Renewable Energy Limited changed its name to China Clean & Renewable Energy Limited. Renewable Energy Enterprises (Shanghai) Company was registered (incorporated) on February 27, 2008 under the laws of the Peoples Republic of China.

Legal Proceedings

         We are not a party to any pending or threatened litigation.

Properties


         Our principal executive office is located temporarily in approximately 400 square feet of office space located at Rm 286, 2/F, Shui On Centre, 6-8 Harbour Road, Wanchai, Hong Kong which we are leasing for a three month period from an unrelated third party for approximately $1,900 a month which lease expires November 30, 2008. Our intention is to combine our operations with the operations of China Clean & Renewable Energy Limited in one, larger office space during the fourth quarter of 2008. We do not anticipate any difficulties in securing adequate office space.

                                   MANAGEMENT

Directors and Executive Officers

                       Name                              Age                                    Positions
--------------------------------------------------- -------------- -----------------------------------------------------------------
Allen Huie                                               49        Chairman of the Board, Chief Executive Officer and Secretary
--------------------------------------------------- -------------- -----------------------------------------------------------------
Wan Chin Tang                                            47        Vice President and Chief Technical Officer
--------------------------------------------------- -------------- -----------------------------------------------------------------
Tim Leung Wong                                           54        Vice President and Financial Controller
--------------------------------------------------- -------------- -----------------------------------------------------------------


         Allen Huie. Mr. Huie has served as a director, Chief Executive Officer and Secretary of our company since November 8, 2007. Mr. Huie is also the co-founder and has been President and Chief Executive Officer of China Clean & Renewable Energy Limited since September 2006. Mr. Huie is an investment banker and private equity investor in the greater China region. Mr. Huie is a co-founder and Chief Executive Officer of Quantplus Investments, Ltd, a Hong Kong based investment firm with focus in the Asia Pacific region from October 2006 to the present. He has overall supervision of Quantplus Investments, providing strategy and investment oversight for the principal business as an investment company using quantitative based models to make investments in the Asian equity markets, including Japan. From August 2005 to present Mr. Huie has been an advisor for AIP Strategic Investments Ltd. Which invests in and operates retail outlets in Southern China that mainly sell herbal tea. From January 2000 to September 2006, Mr. Huie was the founder and Managing Director of Bizexpress International Limited, a travel related service company with operations in Hong Kong and throughout China. He provided overall strategic management and executive management for the company in its principal business of providing on-line hotel and air travel bookings throughout China.

         Prior to Bizexpress, Mr. Huie was Managing Director and head of investment banking for Salomon Brothers in Asia, where he was responsible for Salomon's business in Asia. Mr. Huie started his investment banking career with Salomon in New York in 1985 and helped Salomon expand its business in Tokyo, Hong Kong, and China for over 13 years. While at Salomon, Mr. Huie specialized in corporate finance and M&A. Mr. Huie received his BA in Economics from the College of Arts and Sciences at the University of Pennsylvania in 1980, his BSE in Finance from the Wharton School at the University of Pennsylvania in 1980, and his JD in Law from the University of Pennsylvania Law School in 1983. Mr. Huie was also a Senior Fellow at the UCLA School of Public Policy in 1998.

         Dr. Wan (Stanley) Chin Tang. Dr. Tang has served as Vice President and Chief Technical Officer of our company since April 24, 2008 and has been Chief Technical Officer and an Executive Director of China Clean & Renewable Energy Limited since September 2006. Prior to joining China Clean & Renewable Energy Limited, from April 2006 to July 2006, Dr Tang was Senior Economist for the China Water Affairs Group Limited (CWAF), a Hong Kong listed company that operates more than 10 water supply plants in China. Prior to CWAF, from June 2003 to March 2006, Dr. Tang was Development Director of Envirochem Industries Limited, an environmental consulting firm in Hong Kong, General Manager from September 2001 to May 2003 of the Environmental Division of Kong Sun Holdings Ltd, a Hong Kong listed company, and Deputy Managing Director of Foshan Fa Lee Environmental Protection Tableware Co., Ltd ,an environmental products manufacturing company in China, from June 2000 to August 2001. Dr. Tang holds a Ph.D. and a M.S. in Industrial Engineering and Operations Research from Virginia Polytechnic Institute and State University (1986 - 1995), and a B.S. in Mechanical Engineering from the University of Tennessee at Knoxville (1983).

         Mr. Tim Leung Wong. Mr. Wong has served as Vice President and Financial Controller of our company since April 24, 2008 and has been Financial Controller of China Clean & Renewable Energy Limited since March 2008. Mr. Wong is an Accountant with ACCA, AHKICPA, and FCCA professional certifications in England and Hong Kong. From May 2005 to March 2008, Mr. Wong was Financial Controller of Team Gain International Limited where he was responsible for supervising the financial operations of the company. From April 2004 to May 2005, Mr. Wong was a non-executive Director and financial consultant to Asia Pacific Wire and Cable

Corp., a subsidiary of Pacific Electric Wire & Cable, a NYSE listed company. From December 2003 to April 2004, Mr. Wong was a self employed independent financial controller consultant for Pacific Wire & Cable Corporation Limited (OTCBB:AWRCF). From 2000 to December 2003, Mr. Wong worked as Financial Controller for Pacific Overseas Investment Management, Ltd. a HKEX listed subsidiary of Pacific Wire & Cable Corporation Limited. At Pacific Overseas, Mr. Wong was responsible for internal audit, financial compliance, tax and corporate planning as well as project review for the firm's operations. From June 1998 to November 1999 Mr. Wong was Financial Controller of ThermoQuest (Hong Kong) Limited, where he was responsible for financial and administrative control and from April 1997 to May 1998 he was Group Financial Controller to China Singkong Group, where he supervised all financial operations. Mr. Wong received his BSC Degree from Queen Mary College, University of London in 1979.

         Each officer listed above is a full time employee of our company.

         Directors are elected at our annual meeting of shareholders and serve for one year or until their successors are elected and qualify. Officers are elected by the Board, and their terms of office are at the discretion of the Board.

         There are no family relationships among directors and executive officers. In the last five years, no director, executive officer, promoter or control person of our company has been involved in any legal proceedings material to the evaluation of the ability or integrity of any of the aforementioned persons.

Code of Business Conduct and Ethics

         We have adopted a Code of Business Conduct and Ethics to provide guiding principles to all of our employees. Our Code of Business Conduct and Ethics does not cover every issue that may arise, but it sets out basic principles to guide our employees and provides that all of our employees must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. Any employee which violates our Code of Business Conduct and Ethics will be subject to disciplinary action, up to an including termination of his or her employment.

         We will provide a copy, without charge, to any person desiring a copy of the Code of Business Conduct and Ethics, by written request to China Renewable Energy Holdings, Inc., Attention: Secretary.

Committees of the Board of Directors

         Our Board of Directors has established a Nominating and Corporate Governance Committee, Compensation Committee and an Audit Committee. From time to time, the Board of Directors may establish additional committees.

         Audit Committee. We have an audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee of the Board of Directors is responsible for the engagement of our independent public accountants, approves services rendered by our accountants, reviews the activities and recommendations of our internal audit department, and reviews and evaluates our accounting systems, financial controls and financial personnel. The Board has previously adopted a written charter for the Audit Committee on November 7, 2007. The Audit Committee is presently composed of Mr. Huie who will serve as the Chairman of the Audit Committee.

         Compensation Committee. The Compensation Committee establishes and administers our executive compensation practices and policies, reviews the individual elements of total compensation for elected officers and recommends salary adjustments to the Board of Directors. In addition, the Committee determines the number of performance shares and other equity incentives awarded to elected officers and the terms and conditions on which they are granted, amends compensation plans within the scope of the Committee's authority and recommends plans and plan amendments to the Board, sets company policy for employee benefit programs and plans and oversees administration of employee retirement plans and various other benefit plans as we may establish from time to time. The Board has previously adopted a written charter for the Compensation Committee on November 7, 2007. The Compensation Committee is presently composed of Mr. Huie who will serve as the Chairman of the Compensation Committee.

         Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews and makes recommendations to the Board of Directors with respect to:

         o the responsibilities and functions of the Board and Board committees and with respect to Board compensation,
         o the composition and governance of the Board, including recommending candidates to fill vacancies on, or to be elected or re-elected to, the Board,
         o candidates for election as Chief Executive Officer and other corporate officers,
         o monitoring the performance of the Chief Executive Officer and our plans for senior management succession,
         o reviewing and recommending the policies and procedures necessary for the effective management of our company, and
         o compliance with all Securities and Exchange Commission rules and regulations.

         The Nominating and Corporate Governance Committee uses various methods to identify director nominees. The Nominating and Corporate Governance Committee assesses the appropriate size and composition of the Board and the particular needs of the Board based on whether any vacancies are expected due to retirement or otherwise. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current board members, stockholders, or other sources. All candidates are evaluated based on a review of the individual's qualifications, skills, independence, and expertise. Our Nominating and Corporate Governance Committee, operates under a written charter which was adopted November 7, 2007. The Nominating and Corporate Governance Committee is presently composed of Mr. Huie who will serve as the Chairman of the Nominating and Corporate Governance Committee.

Independent Directors

         We currently have no directors on our Board of Directors who are "independent" within the meaning of Marketplace Rule 4200 of the National Association of Securities Dealers, Inc.

Identifying and Evaluating Director Nominees

         We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

Audit Committee Financial Expert

         None of our directors is an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

         o understands generally accepted accounting principles and financial statements,

         o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
         o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,
         o        understands internal controls over financial reporting, and
         o        understands audit committee functions.

         Since our formation we have relied upon the personal relationships of our CEOs to attract individuals to our Board of Directors. While we would prefer that one or more of our directors be an audit committee financial expert, the individuals whom we have been able to attract to our Board do not have the requisite professional backgrounds. As with most small companies until such time our company further develops its business, acquires a Business Opportunity, achieves a revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

Executive Compensation

                           Summary Compensation Table

         The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000 and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2007. The value attributable to any option awards is computed in accordance with FAS 123R.



-----------------------------------------------------------------------------------------------------
                                     SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------
                                                      NON-EQUITY
                                                      INCENTIVE     NONQUALIFIED      ALL
NAME AND            YEAR               STOCK  OPTION     PLAN        DEFERRED        OTHER
PRINCIPAL                 SALARY BONUS AWARDS AWARDS COMPENSATION   COMPENSATION  COMPENSATION  TOTAL
POSITION                    ($)   ($)   ($)    ($)       ($)        EARNINGS ($)      ($)        ($)
(A)                 (B)     (C)   (D)   (E)    (F)       (G)            (H)           (I)        (J)
-----------------------------------------------------------------------------------------------------
Allen Huie [1]      2007    0      0     0      0         0               0             0          0
-----------------------------------------------------------------------------------------------------
                    2006    0      0     0      0         0               0             0          0
-----------------------------------------------------------------------------------------------------
Peter Goldstein [2] 2007    0      0     0      0         0               0             0          0
-----------------------------------------------------------------------------------------------------
                    2006    0      0     0      0         0               0             0          0
-----------------------------------------------------------------------------------------------------

(1)  Mr. Huie has served as our Chief Executive Officer since November 8, 2007.
(2) Mr. Goldstein served as our Chief Executive Officer from our inception in December 1999 until November 8, 2007.

         No cash compensation, deferred compensation or long-term incentive plan awards were issued or granted to our management during the fiscal years ended December 31, 2006 or 2007, or the period ending on the date of this Current Report.

                  Outstanding Equity Awards at Fiscal Year-End

         The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2007:

                                                                                                                EQUITY
                                                                                                                INCENTIVE
                                                                                                     EQUITY     PLAN
                                                                                                     INCENTIVE  AWARDS:
                                                                                           MARKET    PLAN       MARKET
                                                                                 NUMBER    VALUE     AWARDS:    OR
                                             EQUITY                              OF        OF        NUMBER     PAYOUT
                                             INCENTIVE                           SHARES    SHARES    OF         VALUE OF
                                             PLAN                                OR        OR        UNEARNED   UNEARNED
                                             AWARDS:                             UNITS     UNITS     SHARES,    SHARES,
                 NUMBER OF    NUMBER OF      NUMBER OF                           OF        OF        UNITS OR   UNITS OR
                 SECURITIES   SECURITIES     SECURITIES                          STOCK     STOCK     OTHER      OTHER
                 UNDERLYING   UNDERLYING     UNDERLYING                          THAT      THAT      RIGHTS     RIGHTS
                 UNEXERCISED  UNEXERCISED    UNEXERCISED   OPTION                HAVE      HAVE      THAT       THAT
                 OPTIONS      OPTIONS        UNEARNED      EXERCISE  OPTION      NOT       NOT       HAVE NOT   HAVE NOT
                 (#)          (#)            OPTIONS       PRICE     EXPIRATION  VESTED    VESTED    VESTED     VESTED
NAME             EXERCISABLE  UNEXERCISABLE  (#)           ($)       DATE        (#)       ($)       (#)        (#)
(A)              (B)          (C)            (D)           (E)       (F)         (G)       (H)       (I)        (J)
--------------------------------------------------------------------------------------------------------------------------
Allen Huie                 0              0            0          -           -       0         -           0           -

Peter Goldstein            0              0            0          -           -       0         -           0           -

Director Compensation

         Messrs. Allen Huie is currently the only member of our Board of Directors. We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf. The following table provides information concerning the compensation of Mr. Allen Huie for his services as a member of our Board of Directors for the fiscal year ended December 31, 2007.


                                                                                       Non-Qualified
                                                                       Non-Equity        Deferred
                   Fees Earned or                                    Incentive Plan    Compensation      All Other
                    Paid in Cash     Stock Awards    Option Awards    Compensation       Earnings       Compensation     Total
Name                    ($)              ($)             ($)              ($)              ($)              ($)           ($)
(a)                     (b)              (c)             (d)              (e)              (f)              (g)           (b)
--------------------------------------------------------------------------------------------------------------------------------
Allen Huie               0                0               0                0                0                0             0

Equity Compensation Plan

         Overview

         On December 18, 2007, our board of directors authorized, and holders of a majority of our outstanding common stock approved and adopted, our 2007 Stock Option and Stock Award Plan covering 3,000,000 shares of common stock.

         The purpose of the plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. Our board of directors, or a committee of the board, will administer the Plan including, without limitation, the selection of the persons who will be awarded stock grants and granted options, the type of options to be granted, the number of shares subject to each option and the exercise price.

         Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. In addition, the plan allows for the inclusion of a reload option provision, which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Furthermore, compensatory stock amounts may also be issued. Any incentive option granted under the plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The term of each plan option and the manner in which it may be exercised is determined by the board of directors or the committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

         During fiscal 2007, we did not grant any options under the plan.

         Eligibility

         Our officers, directors, key employees and consultants are eligible to receive stock grants and non-qualified options under the plan. Only our employees are eligible to receive incentive options.

         Administration

         The plan will be administered by our board of directors or an underlying committee. The board of directors or the committee determines from time to time those of our officers, directors, key employees and consultants to whom stock grants or plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the type of options to be granted, the dates such plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the board of directors or committee.

         Shares Subject to Awards

         We have currently reserved 3,000,000 of our authorized but unissued shares of common stock for issuance under the plan, and a maximum of 3,000,000 shares may be issued, unless the plan is subsequently amended, subject to adjustment in the event of certain changes in our capitalization, without further action by our board of directors and stockholders, as required. Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person. Shares used for stock grants and plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the plan, although such shares may also be used by us for other purposes.

         The plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment will be made in the number or kind of shares subject to the plan or subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the board of directors may declare that each option granted under the Plan terminates as of a date to be fixed by the board of directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant shall have the right, during the period of 30 days preceding such termination, to exercise the participant's option, in whole or in part, including as to options not otherwise exercisable.

         Terms of Exercise

         The plan provides that the options granted thereunder shall be exercisable from time to time in whole or in part, unless otherwise specified by the committee or by the board of directors.

         The plan provides that, with respect to incentive stock options, the aggregate fair market value (determined as of the time the option is granted) of the shares of common stock, with respect to which incentive stock options are first exercisable by any option holder during any calendar year shall not exceed $100,000.

         Exercise Price

         The purchase price for shares subject to incentive stock options must be at least 100% of the fair market value of our common stock on the date the option is granted, except that the purchase price must be at least 110% of the fair market value in the case of an incentive option granted to a person who is a "10% stockholder." A "10% stockholder" is a person who owns, within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986, at the time the incentive option is granted, shares possessing more than 10% of the total combined voting power of all classes of our outstanding shares. The plan provides that fair market value shall be determined by the board of directors or the committee in accordance with procedures which it may from time to time establish. If the purchase price is paid with consideration other than cash, the Board or the Committee shall determine the fair value of such consideration to us in monetary terms.

         The exercise price of non-qualified options shall be determined by the board of directors or the committee, but shall not be less than the par value of our common stock on the date the option is granted.

         The per share purchase price of shares issuable upon exercise of a plan option may be adjusted in the event of certain changes in our capitalization, but no such adjustment shall change the total purchase price payable upon the exercise in full of options granted under the plan.

         Manner of Exercise

         Plan options are exercisable by delivery of written notice to us stating the number of shares with respect to which the option is being exercised, together with full payment of the purchase price therefor. Payment shall be in cash, checks, certified or bank cashier's checks, promissory notes secured by the shares issued through exercise of the related options, shares of common stock or in such other form or combination of forms which shall be acceptable to the board of directors or the committee, provided that any loan or guarantee by us of the purchase price may only be made upon resolution of the board of directors or committee that such loan or guarantee is reasonably expected to benefit us.

         Option Period

         All incentive stock options shall expire on or before the tenth anniversary of the date the option is granted except as limited above. However, in the case of incentive stock options granted to an eligible employee owning more than 10% of the common stock, these options will expire no later than five years after the date of the grant. Non-qualified options shall expire 10 years and one day from the date of grant unless otherwise provided under the terms of the option grant.

         Termination

         All plan options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee shall die while our employee or within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators.

         In the event of termination of employment because of death while an employee or because of disability, the optionee's options may be exercised not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier.

         If an optionee's employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier.

         If an optionee's employment shall terminate for any reason other than death or disability, optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options shall terminate.

         If an optionee's employment shall terminate for any reason other than death, disability or retirement, all right to exercise the option shall terminate not later than 90 days following the date of such termination of employment.

         If an optionee's employment with us is terminated for any reason whatsoever, and within three months after the date thereof optionee either (i) accepts employment with any competitor of, or otherwise engages in competition with us, or (ii) discloses to anyone outside our company or uses any confidential information or material of our company in violation of our policies or any agreement between the optionee and our company, the committee, in its sole discretion, may terminate any outstanding stock option and may require optionee to return to us the economic value of any award that was realized or obtained by optionee at any time during the period beginning on that date that is six months prior to the date optionee's employment with us is terminated.

         The committee may, if an optionee's employment with us is terminated for cause, annul any award granted under this plan to such employee and, in such event, the committee, in its sole discretion, may require optionee to return to us the economic value any award that was realized or obtained by optionee at any time during the period beginning on that date that is six months prior to the date optionee's employment with us is terminated.

         Modification and Termination of Plan

         The board of directors or committee may amend, suspend or terminate the plan at any time. However, no such action may prejudice the rights of any holder of a stock grant or optionee who has prior thereto been granted options under the plan. Further, no amendment to this plan which has the effect of (a) increasing the aggregate number of shares subject to this plan (except for adjustments due to changes in our capitalization), or (b) changing the definition of "Eligible Person" under the plan, may be effective unless and until approved by our stockholders in the same manner as approval of this plan is required. Any such termination of the plan shall not affect the validity of any stock grants or options previously granted thereunder. Unless the plan shall theretofore have been suspended or terminated by the board of directors, the plan will terminate on December 18, 2017.

Employment Agreements


         China Clean & Renewable Energy Limited has entered into an employment agreement with Mr. Huie, Mr. Wong and Mr. Tang. On March 15, 2008, with employment to commence May 15, 2008, China Clean & Renewable Energy Limited entered into an employment agreement with Mr. Wong to serve as Vice President and Financial Controller. The term of the agreement is month to month with an initial two month probationary period. Under the terms of this agreement, Mr. Wong shall receive an annual base salary of $58,464, a bonus in the amount of one month salary ($4,872) after each year, and any other bonus to be determined by the Board of Directors. The agreement also provides for paid vacation after one year, traveling and medical insurance, and such other fringe benefits commensurate with his duties and responsibilities, as well as containing certain non-disclosure agreements. Under the terms of the agreement, either party may terminate the agreement upon one day notice during the first month and upon one month notice or payment in lieu thereof, thereafter. To the extent that Mr. Wong is terminated for cause, or he voluntarily resigns, no severance benefits will be paid.

         On March 15, 2008, with employment to commence June 1, 2008, China Clean & Renewable Energy Limited entered into an employment agreement with Mr. Tang to serve as Vice President and Chief Technical Officer. The term of the agreement is month to month with an initial two month probationary period. Under the terms of this agreement, Mr. Tang shall receive an annual base salary of $58,464, a bonus in the amount of one month salary ($4,872) after each year, and any other bonus to be determined by the Board of Directors. The agreement also provides for paid vacation after one year, traveling and medical insurance, and such other fringe benefits commensurate with his duties and responsibilities, as well as containing certain non-disclosure agreements. Under the terms of the agreement, either party may terminate the agreement upon one day notice during the first month and upon one month notice or payment in lieu thereof, thereafter. To the extent that Mr. Tang is terminated for cause, or he voluntarily resigns, no severance benefits will be paid.

         On March 15, 2008, with employment to commence May 1, 2008, China Clean & Renewable Energy Limited entered into an employment agreement with Mr. Huie to serve as President and Chief Executive Officer. The term of the agreement is month to month with an initial two month probationary period. Under the terms of this agreement, Mr. Wong shall receive an annual base salary of $58,464, a bonus in the amount of one month salary ($4,872) after each year, and any other bonus to be determined by the Board of Directors. The agreement also provides for paid vacation after one year, traveling and medical insurance, and such other fringe benefits commensurate with his duties and responsibilities, as well as containing certain non-disclosure agreements. Under the terms of the agreement, either party may terminate the agreement upon one day notice during the first month and upon one month notice or payment in lieu thereof, thereafter. To the extent that Mr. Wong is terminated for cause, or he voluntarily resigns, no severance benefits will be paid.


Limitation on Liability

         Under our articles of incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

         o breach of the director's duty of loyalty to us or our shareholders;
         o acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;
         o a transaction from which our director received an improper benefit; or
         o an act or omission for which the liability of a director is expressly provided under Florida law.

         In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Florida law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

         Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Contributions from Shareholder


         During November 2007, and in connection with the appointment of Mr. Huie as our Chief Executive Officer and Chairman, our president and sole shareholder at the time, Mr. Goldstein, contributed 500,000 shares of common stock back to our company for no consideration. Mr. Goldstein agreed to the cancellation of the shares to reduce the total number of issued and outstanding shares in line with the agreement of Messrs. Goldstein and Huie as to the capital structure of our company going forward. In connection with the Exchange Transaction, our Chief Executive Officer and Chairman, Mr. Huie, contributed 15,000,000 shares of common stock to our company for no consideration. As part of the Exchange Transaction, Mr. Huie determined to contribute the shares back to us to recapitalize our company going forward. The shares 500,000 shares and 15,000,000 shares were cancelled by us upon receipt.


In-Kind Contribution from Shareholders

         Since our inception on December 17, 1999, our founder and sole shareholder at the time, Mr. Goldstein, paid an aggregate of $7,420 on our behalf as additional capital contributions to pay operating expenses.

Loan from Officer

         On November 8, 2007, Allen Huie loaned us $10,000 for working capital and we issued Mr. Huie a unsecured promissory note in the principal amount of $10,000 in connection therewith. The promissory note bears interest at 7% per annum payable on maturity. The note is due on November 8, 2008.

Agreement with Grandview Capital, Inc.


         We have entered into an agreement with Grandview Capital, Inc. for strategic and financial consulting services. Grandview Capital, Inc. is a broker-dealer and member of the Financial Industry Regulatory Association (FINRA). The following are the financial consulting and investment banking services it provided to us in 2007 and is providing to us in 2008:

         o Assist in the ongoing review and adjustment of our strategic plan for the growth of the company's business and for raising capital. For example, Grandview Capital, Inc. will assist us in analyzing the level of our operations and our near and mid-term prospects for generating revenue from our operations as it relates to our future capital needs,

         o Assist in developing a capital structure plan for stages of capital infusion with valuations for each stage. These services could include Grandview Capital advising our management on offering structures, such as equity or convertible debt, as well as evaluating internal valuations structures as our business further develops,

         o Facilitate, coordinate and manage projects on our behalf with professionals:


         -  Accountants - Auditors
         -  Attorneys - Corporate and Securities
         -  Market Makers - Broker Dealers
         -  Projects outsourced to Professionals

         o Assist in reviewing our business plan on a quarterly basis and assisting us in the preparation of an updated business plan together with assisting us in evaluating industry competition and potential markets,

         o Assist in developing and implementing a viable exit strategy for the shareholders as a publicly traded company with an initial quotation of the company's shares on the OTCBB,

         o Assist in identifying, negotiating, and finalizing strategic relationships, such as relationships with other broker-dealers or investment bankers, investor relations firms and potential market makers for our common stock, and

         o Assist in merger and acquisition transactions (identify candidates, negotiate terms and assist in closing).

         Mr. Peter Goldstein who served as our Chief Executive Officer, sole officer and sole director from incorporation of the company on December 17, 1999 through November 8, 2007 and currently owns 500,000 shares of our common stock, is the Chairman of Grandview Capital, Inc., a wholly owned subsidiary of Grandview Capital Partners, Inc. Under this agreement, Grandview Capital, Inc. will receive $60,000 in compensation from us. During 2007, we paid an aggregate of $10,000 of consulting fees to Grandview Capital, Inc.

Subscriptions Receivable from China Clean & Renewable Energy Limited's founders

         In connection with the formation of China Clean & Renewable Energy Limited, the founders were required to contribute capital to China Clean & Renewable Energy Limited. As of December 31, 2007 the amount owing from the founders for subscriptions receivable was $109,712. As of March 31, 2008, all amounts were paid by the founders.


Office lease


         From September 1, 2001 to August 31, 2008, China Clean & Renewable Energy Limited leased office space located in approximately 200 square feet at Room 286, 2nd Floor, Shui On Centre, 6-8 Harbour Road, Wanchai, Hong Kong from Quantplus Investments, Ltd, an asset management company 40% owned by Mr. Huie for approximately $200 a month. The lease expired August 31, 2008.



Director Independence

         Mr. Huie, our sole director, is not considered an "independent" director.

General


         We believe, based on management's experience, that the above transactions are as fair as what could have been obtained from unaffiliated third parties and contain terms that were comparable to the terms we would have received from unaffiliated third parties. All future transactions with affiliates of the issuer, including 5% or greater shareholders are to be as fair as what could have been obtained from unaffiliated third parties and on terms no less favorable than could be obtained from an unaffiliated third party.

                             PRINCIPAL SHAREHOLDERS


         At September 23, 2008 we had 24,580,000 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of September 23, 2008 by:


         o each person known by us to be the beneficial owner of more than 5% of our common stock;

         o        each of our directors;

         o        each of our executive officers; and

         o our executive officers, directors and director nominees as a group.


         Unless otherwise indicated, the business address of each person listed is in care of Rm 286, 2/F, Shui On Centre, 6-8 Harbour Road, Wanchai, Hong Kong. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.


Name of Beneficial Owner              Amount and Nature of
                                      Beneficial Ownership      % of Class
---------------------------------------------------------------------------
Allen Huie (1)(2)(4)                             8,321,800            33%
Wan Chin Tang(4)                                   230,000             *
Tim Leung Wong(4)                                  166,000             *
All officers and directors as
 a group (three persons)(1)(2)(3)(4)             8,717,800            35%
Allen Tat Yan Huie Charitable
  Remainder Trust (1)(4)                         8,321,800            33%
Allen Huie Family Trust (2)(4)(5)               13,662,000            56%
Julie Yim G. Moy (3)(4)(5)                      21,983,800            89%

* less than 1%
-----------------

(1) Includes 8,321,800 shares held by Allen Tat Yan Huie Charitable Remainder Trust. Allen Huie and Julie Yim G. Moy, spouse of Allen Huie our chief Executive officer, are the trustees and each exercise voting control and dispositive power over all of the shares beneficially owned by Allen Tat Yan Huie Charitable Remainder Trust.
(2) Julie Yim G. Moy, the spouse of Allen Huie our Chief Executive Officer, King Keung Moy, and Debbie Moy are the trustees and each exercise voting control and dispositive power over all of the shares beneficially owned by the Allen Huie Family Trust. Allen Huie disclaims any beneficial ownership of the shares of the Allen Huie Family Trust.
(3) Includes shares beneficially owned by the Allen Huie Family Trust and the Allen Tat Yan Huie Charitable Remainder Trust which trusts Julie Yim G. Moy acts as trustee, along with other trustee as described under footnotes (1) and (2) above. Julie Yim G. Moy is the spouse of Allen Huie our Chief Executive Officer.
(4) No shareholder owns any options, warrants, securities convertible into shares of common stock or the right to acquire our securities within 60 days from the date of this prospectus.
(5) These trusts were established by Mr. Huie for the benefit of his family. None of these trusts are "voting trusts" which were established for the purpose of cumulating votes or other similar purposes.

                            DESCRIPTION OF SECURITIES


         Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares of preferred stock have been designated or issued. As of September 23, 2008, there were 24,580,000 shares of common stock and no shares of Preferred Stock issued and outstanding.


Common stock

         Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of preferred stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

         Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock


         We are authorized to issue the shares of preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by shareholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. We have no present intent to issue shares of preferred stock.


Options/Warrants


         There are no outstanding options, warrants, calls or any securities convertible into the right to purchase any of our authorized securities.


Transfer agent

         Upon the effective date of the registration statement of which this prospectus is a part, we intend to retain the services of a firm to act as our transfer agent. Until such a firm is retained, we will act as our own transfer agent.

                            SELLING SECURITY HOLDERS


         At September 23, 2008 we had 24,580,000 shares of our common stock issued and outstanding. This prospectus relates to periodic offers and sales of 1,514,000 shares of our common stock by the selling security holders listed below and their pledgees, donees and other successors in interest, which includes:


         The following table sets forth:

         o        the name of each selling security holder,
         o        the number of common shares owned, and
         o the number of common shares being registered for resale by the selling security holder.

         Information on beneficial ownership of securities is based upon a record list of our shareholders. We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the securities owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the securities owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities that will be held by the selling security holders upon termination of any offering made hereby. If all the securities offered hereby are sold, the selling security holders will not own any securities after the offering.

                                     Number of
                                   Shares Owned        Number of        Number of
                                   Beneficially     Shares Available   Shares Owned     Percent of
                                     Prior to         Pursuant to          After       Class After
Name of Selling Security Holder    this Offering    this Prospectus      Offering        Offering
-------------------------------    -------------   ----------------    ------------    -----------

Dao Jun Walter Li                       5,000              5,000
Mui Yun Chong                           5,000              5,000                0              -
Cheng Ming Michael Pei                  5,000              5,000                0              -
John J. Kot                             5,000              5,000                0              -
Cha, Chung ha                         170,600            170,600                0              -
Richard L. Hoffman                      5,000              5,000                0              -
Ka Wing Carl Tong                       5,000              5,000                0              -
Kin W. Lui                             94,000             94,000                0              -
Michele Ashby                           5,000              5,000                0              -
C. Peter Chang                          5,000              5,000                0              -
Ann Woo                                 5,000              5,000                0              -
Robert Valenzuela                       5,000              5,000                0              -
Accolade Inc. (1)                       5,000              5,000                0              -
Mo Yee Edith Hui Lee                   25,000             25,000                0              -
Leung Tim Wong (2)                    166,000             75,000           91,000              *
Man Ho Herman Ng                        5,000              5,000                0              -
Chu Pong Ng                             5,000              5,000                0              -
Seak Kusi Chan                          5,000              5,000                0              -
Ka Wai Eliza Yee                        5,000              5,000                0              -
Siu Fong Hanna Ho                      10,000             10,000                0              -
Ka Yau Kenneth Yee                      5,000              5,000                0              -
Leung Chan Lester Wong                  5,000              5,000                0              -
Leung Fat William Wong                  5,000              5,000                0              -
But Sit Jason Wong                      5,000              5,000                0              -
George C. Roeser LLC (3)                5,000              5,000                0              -
Wing Yin Daniel Chu                    89,000             89,000                0              -
Celia See Lai Chu                       5,000              5,000                0              -
Sai Chung Hui                           5,000              5,000                0              -
Kwok Kwong Hui                          5,000              5,000                0              -
Suk Yee Yim                             5,000              5,000                0              -
Ting Terry Yuen                         5,000              5,000                0              -
Dominic Shiu Kwan Yim                   5,000              5,000                0              -
Patrick Ka Fai Wong                     5,000              5,000                0              -
Kai Cheong Wong                         5,000              5,000                0              -
Hung Cheong Nelson Poon                 5,000              5,000                0              -
Kam Fong Chung                          5,000              5,000                0              -
Chiu Fat Lau                            5,000              5,000                0              -
Siu Kam Fung                            5,000              5,000                0              -
Paul Ching Chi Cheung                   5,000              5,000                0              -
Mark Greenstein                         5,000              5,000                0              -
Stanley Greenstein                      5,000              5,000                0              -
Sean J. Feeney                          5,000              5,000                0              -
Steven Sack                             5,000              5,000                0              -
Pak H. Chung                            5,000              5,000                0              -
Peter Goldstein (4)                   500,000            175,000          325,000              *
DAM Family Trust (5)                  800,000            175,000          625,000             2.9%
Tang, Wan Chin  (6)                   230,000             75,000          155,000              *
Chang Jr., Charles Jun Sik            110,400            110,400                0              -
Roadwings Financial Services,
  LLC (7)                             400,200            175,000          225,200              *
Allen Tat Yan Huie Charitable
  Remainder Trust (8)               8,132,800             75,000        8,057,800            32.78%
Allen Huie Family Trust (9)        13,662,000             75,000       13,587,000            55.28%
                                                          ------
         Total                                         1,514,000


* Less than 1%
------------------
(1) Charles Chang Jr. has voting and dispositive control over the shares owned by Accolade Inc.
(2)      Tim Leung Wong is our Vice President and Financial Comptroller.
(3) George C. Roeser has voting and dispositive control over the shares owned by George Roeser LLC.

(4) Peter Goldstein was our Chief Executive Officer, sole director and principal shareholder from inception of our company in December 1999 to November 2007. Mr. Goldstein is the Chairman of Grandview Capital, Inc. , a broker dealer and member of FINRA and a wholly owned subsidiary of Grandview Capital Partners, Inc., a company in which Mr. Goldstein is an officer, director and shareholder. Mr. Goldstein individually, and not in connection with Grandview Capital, Inc., purchased the securities for par value of $.001 per share as a founder of our company in 1999 prior to the formation of and any affiliation with Grandview Capital, Inc.
(5) Donald Mitchell has voting and dispositive control for the shares owned by the DAM Family Trust.
(6)      Wan Chin Tang is our Vice President and Chief Technical Officer.
(7) Alan Ajamian has voting and dispositive control for the shares owned by Roadwings Financial Services, LLC.

(8) Allen Huie, our Chief Executive Officer and Chairman, and Julie Yim G. Moy, spouse of Allen Huie, have voting and dispositive control for the shares owed by Allen Tat Yan Huie Charitable Remainder Trust.
(9) Julie Yim G. Moy, King Keung Moy and Debbie Moy each severally have voting and dispositive control over the shares owed by the Allen Huie Family Trust. Julie Yim G. Moy is the wife of Allen Huie.


         Except for Mr. Goldstein who, since October, 2007, has been the Chairman of Grandview Capital, Inc., a broker-dealer and member of FINRA and a wholly owned subsidiary of Grandview Capital Partners, Inc., a company in which Mr. Goldstein is an officer, director and shareholder, none of the selling security holders are broker-dealers or affiliates of broker- dealers. Mr. Goldstein acquired the shares as a founder of our company for par value of $.001 per share in 1999 and at that time had no agreements or understandings, directly or indirectly, with any person to distribute the securities. Mr. Goldstein purchased the shares in the ordinary course of founding, and as a founder of our company, and not with a view towards distribution. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section.


         We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

                              PLAN OF DISTRIBUTION


         The selling security holders will offer and sell, if they offer and sell, their shares at $2.00 per share until our shares are quoted in the over-the- counter market or on a national securities exchange and thereafter at prevailing market prices or privately negotiated prices. This initial offering price of $2.00 per share was arrived at based upon our private placement in February through April 2008 in which we sold shares of our common stock at $2.00 per share. The offering price of the shares in our private placement was arbitrarily determined by our management and does not necessarily bear any relationship to our company's asset value, net worth, revenues or other established criteria of value, and should not be considered indicative of the actual value of the shares.


         Our common stock is presently not traded on any market or securities exchange. Following such time as our shares of common stock are quoted in the over-the-counter market or on a national securities exchange, each selling security holder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
         o an exchange distribution in accordance with the rules of the applicable exchange; o privately negotiated transactions;
         o settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
         o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
         o        a combination of any such methods of sale; or
         o        any other method permitted pursuant to applicable law.


         The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.


         Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (FINRA) NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

         In connection with the sale of the common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). We have advised each selling security holder that it may not use shares registered on the registration statement of which this prospectus forms a part to cover short sales of common stock made prior to the date on which the registration statement of which this prospectus forms a part shall have been declared effective by the Commission.


         The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Each selling security holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).


         We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.


         Because selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, they will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).


Shares Eligible For Future Sale


         At September 23, 2008 we had 24,580,000 shares of common stock issued and outstanding, of which approximately 23,061,000 shares are "restricted securities" and 1,514,000 shares are being registered pursuant to the registration statement of which this prospectus forms a part.


         In general, under Rule 144, as currently in effect, a person, or person whose shares are aggregated, who is not our affiliate or has not been an affiliate during the prior three months and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to make unlimited public resales of such shares provided there is current public information available at the time of the resales and provided however that in the event the company was a shell company, a person or person whose shares are aggregated, who is not our affiliate or has not been an affiliate during the prior three months and owns shares that were purchased from us, or any affiliate is entitled to make unlimited public resales of such shares provided there is current public information available for one year prior to the resale. After a one-year holding period a non-affiliate is entitled to make unlimited public resales of our shares without the requirement that current public information be available at the time of the resales. A person, or persons whose shares are aggregated, who are affiliates of our company and own shares that were purchased from us, or any affiliate, at least six months previously is entitled to sell within any three month period, a number of shares of our common stock that does not exceed the greater of 1% of the then outstanding shares of our common stock, subject to manner of sale provisions, notice requirements and the availability of current public information about us.

         Future sales of restricted common stock under Rule 144 or otherwise or of the shares which we are registering under this prospectus could negatively impact the market price of our common stock. We are unable to estimate the number of shares that may be sold in the future by our existing shareholders or the effect, if any, that sales of shares by such shareholders will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock by existing shareholders could adversely affect prevailing market prices.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

                                     EXPERTS

         Our financial statements as of and for the years ended December 31, 2007 and 2006 included in this prospectus have been audited by Webb & Company, P.A., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.


                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement on Form S-1 under the Securities Act of 1933 that we filed with the Securities and Exchange Commission using a "shelf" registration, or continuous offering, process. Under this shelf registration process, the selling security holders may, from time to time, sell or otherwise dispose of up to 1,514,000 shares of our common stock at any time or from time to time. Each time a selling security holder sells or otherwise disposes of securities, the selling security holder may be required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling security holder and the terms of the common stock being offered. A prospectus supplement may include additional risk factors or other considerations applicable to the common stock. Any prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described in the section of this prospectus entitled "Where You Can Find Additional Information."

         You may only rely on the information contained in this prospectus or that we have referred you to. Neither we nor the selling security holders have authorized anyone to provide you with different information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any selling security holder. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time after its date.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION


         We have filed with the SEC the registration statement on Form S-1 under the Securities Act of 1933 for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.


         We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

                  Public Reference Room Office
                  100 F Street, N.E.
                  Room 1580
                  Washington, D.C. 20549

         You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

                      CHINA RENEWABLE ENERGY HOLDINGS, INC.
                      AND CHINA CLEAN AND RENEWABLE LIMITED
                          (A DEVELOPMENT STAGE COMPANY)


                                    CONTENTS



PAGE F-2            CONDENSED BALANCE SHEETS AS OF JUNE 30, 2008,
                    CONSOLIDATED (UNAUDITED) AND DECEMBER 31, 2007,
                    COMBINED.

PAGE F-3            CONDENSED STATEMENT OF OPERATIONS FOR THREE AND
                    SIX MONTHS ENDED JUNE 30, 2008 CONSOLIDATED AND 2007 COMBINED AND FOR THE PERIOD FROM DECEMBER 17, 1999 (INCEPTION) TO JUNE 30, 2008 CONSOLIDATED
                    (UNAUDITED).

PAGE F-4 CONDENSED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY FOR THE PERIOD FROM DECEMBER 17, 1999
                    (INCEPTION) TO JUNE 30, 2008 (UNAUDITED).

PAGE F-6            CONDENSED STATEMENT OF CASH FLOWS FOR THE SIX
                    MONTHS ENDED JUNE 30, 2008 CONSOLIDATED AND 2007 COMBINED AND FOR THE PERIOD FROM DECEMBER 17, 1999 (INCEPTION) TO JUNE 30, 2008 CONSOLIDATED
                    (UNAUDITED).

PAGE F-7            NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                    (UNAUDITED).

                      CHINA RENEWABLE ENERGY HOLDINGS, INC.
                      AND CHINA CLEAN AND RENEWABLE LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                            CONDENSED BALANCE SHEETS

                                                                               JUNE 30, 2008    DECEMBER 31, 2007
                                                                                (UNAUDITED)
                                                                                CONSOLIDATED        COMBINED
                                                                               -------------   ------------------
                                     ASSETS
CURRENT ASSETS
     Cash                                                                         $ 516,282         $  17,987
     Prepaid expense                                                                 28,446             9,957
                                                                                  ---------         ---------
         Total Current Assets                                                       544,728            27,944

Property and Equipment, net                                                           4,475              --

OTHER ASSETS
     Deferred Financing Costs                                                          --               3,361
                                                                                  ---------         ---------
         Total Other Assets                                                            --               3,361
                                                                                  ---------         ---------
TOTAL ASSETS                                                                      $ 549,203         $  31,305
                                                                                  =========         =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                                             $  53,257         $  25,201
     Accured interest - related party                                                   451               157
     Note payable - related party                                                    10,000            10,000
     Provision for tax                                                                   55              --
                                                                                  ---------         ---------
TOTAL LIABILITIES                                                                    63,763            35,358

STOCKHOLDERS' EQUITY
     Preferred stock, $0.001 par value; 10,000,000 shares authorized,
     none issued and outstanding                                                       --                --
  Common stock,  $0.001 par value; 100,000,000 shares authorized,
     24,580,000 and 39,300,000 shares issued and outstanding, respectively           24,580            39,300
  Additional paid-in capital                                                        684,483           113,124
  Subscription receivable                                                            (5,870)         (110,512)
     Other Comprehensive income                                                         737                15
  Deficit accumulated during the development stage                                 (218,490)          (45,980)
                                                                                  ---------         ---------
TOTAL STOCKHOLDERS' EQUITY                                                          485,440            (4,053)
                                                                                  ---------         ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $ 549,203         $  31,305
                                                                                  =========         =========

                  See Notes to Condensed Financial Statements.

                      CHINA RENEWABLE ENERGY HOLDINGS, INC.
                       & CHINA CLEAN AND RENEWABLE LIMITED
                          (DEVELOPMENT STAGE COMPANIES)
                        CONDENSED STATEMENT OF OPERATIONS
                                   (UNAUDITED



                                                       FOR THE THREE MONTHS             FOR THE SIX MONTHS       FOR THE PERIOD FROM
                                                          ENDED JUNE 30                   ENDED JUNE 30           DECEMBER 17, 1999
                                                  ----------------------------    ----------------------------     (INCEPTION) TO
                                                      2008            2007            2008            2007         JUNE 30, 2008
                                                  CONSOLIDATED      COMBINED      CONSOLIDATED      COMBINED        CONSOLIDATED
                                                  ------------    ------------    ------------    ------------      ------------

REVENUE                                           $       --      $       --      $       --      $       --        $      6,409
                                                  ------------    ------------    ------------    ------------      ------------
OPERATING EXPENSES
Professional fees                                       70,969            --           100,338            --             131,701
Salary  Expense                                         21,934            --            21,934            --              21,934
General and administrative                              21,454            --            50,203             150            71,203
                                                  ------------    ------------    ------------    ------------      ------------
TOTAL OPERATING EXPENSES                               114,357            --           172,475             150           224,838
                                                  ------------    ------------    ------------    ------------      ------------
LOSS FROM OPERATIONS                                  (114,357)           --          (172,475)           (150)         (218,429)

OTHER INCOME(LOSS)
INTEREST INCOME                                            315            --               315            --                 344
INTEREST EXPENSE                                          (175)           --              (350)           --                (350)
                                                  ------------    ------------    ------------    ------------      ------------
TOTAL OTHER INCOME(LOSS)                                   140            --               (35)           --                  (6)

NET LOSS BEFORE PROVISION FOR INCOME TAXES            (114,217)           --          (172,510)           (150)         (218,435)
PROVISION FOR INCOME  TAXES                               --              --              --              --                  55
                                                  ------------    ------------    ------------    ------------      ------------
NET LOSS                                          $   (114,217)   $       --      $   (172,510)   $       (150)     $   (218,490)
                                                  ============    ============    ============    ============      ============
NET LOSS PER SHARE  - BASIC AND DILUTED           $      (0.00)   $       --      $      (0.00)   $      (0.01)
                                                  ============    ============    ============    ============
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
  DURING THE PERIOD - BASIC AND DILUTED             28,206,374      16,530,000      39,327,720      16,530,000
                                                  ============    ============    ============    ============


                  See Notes to Condensed Financial Statements.

                      CHINA RENEWABLE ENERGY HOLDINGS, INC.
                       & CHINA CLEAN AND RENEWABLE LIMITED
                          (DEVELOPMENT STAGE COMPANIES)
             CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
       FOR THE PERIOD FROM DECEMBER 17, 1999 (INCEPTION) TO JUNE 30, 2008
                                   (UNAUDITED

                                                                                                         Deficit
                   Preferred Stock           Common Stock                                               accumulated
                   $.001 Par Value         $.001 Par Value        Additional                  Other       during         Total
                 ---------------------------------------------     paid-in   Subscription Comprehensive development   Stockholder's
                  Shares    Amount      Shares         Amount      Capital    Receivable     Income       stage          Equity
                 --------  --------  ------------   ----------   ----------  -----------   ----------  ------------   ------------
Balance
  December 19,
  1999
  (Inception)        --    $   --            --     $     --     $     --    $      --     $     --    $       --     $       --

Common stock
  issued
  to founders
  for cash
  ($0.001 per
  share)             --        --       1,000,000        1,000         --           --           --            --            1,000
In-kind
  contribution       --        --            --           --          5,970         --           --            --            5,970
Net loss
  for the
  period
  December 17,
  1999
  (inception
  to
  December 31,
  1999)              --        --            --           --           --           --           --          (6,970)        (6,970)
                 --------  --------  ------------   ----------   ----------  -----------   ----------  ------------   ------------
Balance
  December 31,
  1999               --        --       1,000,000        1,000        5,970         --           --          (6,970)          --

In-kind
  contribution       --        --            --           --            150         --           --            --              150
Net loss, 2000       --        --            --           --           --           --           --            (150)          (150)
                 --------  --------  ------------   ----------   ----------  -----------   ----------  ------------   ------------
Balance
  December 31,
  2000               --        --       1,000,000        1,000        6,120         --           --          (7,120)          --

In-kind
  contribution       --        --            --           --            150         --           --            --              150
Net loss, 2001       --        --            --           --           --           --           --            (150)          (150)
                 --------  --------  ------------   ----------   ----------  -----------   ----------  ------------   ------------
Balance
  December 31,
  2001               --        --       1,000,000        1,000        6,270         --           --          (7,270)          --

In-kind
  contribution       --        --            --           --            150         --           --            --              150
Net loss, 2002       --        --            --           --           --           --           --            (150)          (150)
                 --------  --------  ------------   ----------   ----------  -----------   ----------  ------------   ------------
Balance
  December 31,
  2002               --        --       1,000,000        1,000        6,420         --           --          (7,420)          --

In-kind
  contribution       --        --            --           --            150         --           --            --              150
Net loss, 2003       --        --            --           --           --           --           --            (150)          (150)
                 --------  --------  ------------   ----------   ----------  -----------   ----------  ------------   ------------
Balance
  December 31,
  2003               --        --       1,000,000        1,000        6,570         --           --          (7,570)          --

In-kind
  contribution       --        --            --           --            150         --           --            --              150
Net loss, 2004       --        --            --           --           --           --           --            (150)          (150)
                 --------  --------  ------------   ----------   ----------  -----------   ----------  ------------   ------------
Balance
  December 31,
  2004               --        --       1,000,000        1,000        6,720         --           --          (7,720)          --

In-kind
  contribution       --        --            --           --            550         --           --            --              550
Net loss, 2005       --        --            --           --           --           --           --            (550)          (550)
                 --------  --------  ------------   ----------   ----------  -----------   ----------  ------------   ------------


                      CHINA RENEWABLE ENERGY HOLDINGS, INC.
                       & CHINA CLEAN AND RENEWABLE LIMITED
                          (DEVELOPMENT STAGE COMPANIES)
             CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
       FOR THE PERIOD FROM DECEMBER 17, 1999 (INCEPTION) TO JUNE 30, 2008
                                   (UNAUDITED

                                                                                                         Deficit
                   Preferred Stock           Common Stock                                               accumulated
                   $.001 Par Value         $.001 Par Value        Additional                  Other       during         Total
                 ---------------------------------------------     paid-in   Subscription Comprehensive development   Stockholder's
                  Shares    Amount      Shares         Amount      Capital    Receivable     Income       stage          Equity
                 --------  --------  ------------   ----------   ----------  -----------   ----------  ------------   ------------
Balance,
  December 31,
  2005               --        --       1,000,000        1,000        7,270         --           --          (8,270)          --
In-kind
  contribution       --        --            --           --            150         --           --            --              150
Stock issued
  for cash           --        --         230,000          230        1,056         (578)        --            --              708
Foreign
  currency
  translation
  gain               --        --            --           --           --           --              5          --                5
Net loss, 2006       --        --            --           --           --           --           --          (4,943)        (4,943)
                 --------  --------  ------------   ----------   ----------  -----------   ----------  ------------   ------------
Balance,
  December 31,
  2006,
  Combined           --        --       1,230,000        1,230        8,476         (578)           5       (13,213)        (4,080)

Stock issued
  for cash           --        --      22,770,000       22,770      104,148     (109,134)        --            --           17,784
Stock issued
  for cash           --        --      15,000,000       15,000         --           --           --            --           15,000
Stock issued
  for cash           --        --         800,000          800         --           (800)        --            --             --
Cancellation
  and
  retirement
  of shares          --        --        (500,000)        (500)         500         --           --            --             --
Foreign
  currency
  translation
  gain               --        --            --           --           --           --             10          --               10
Net loss 2007        --        --            --           --           --           --           --         (32,767)       (32,767)
                 --------  --------  ------------   ----------   ----------  -----------   ----------  ------------   ------------
Balance,
  December 31,
  2007,
  Combined           --        --      39,300,000       39,300      113,124     (110,512)          15       (45,980)        (4,053)

Cancellation
  and
  retirement
  of shares          --        --     (15,000,000)     (15,000)      15,000         --           --            --             --
Stock issued
  for cash,
  less
  offering
  costs              --        --         280,000          280      556,359         --           --            --          556,639
Collections of
  subscription
  receivable         --        --            --           --           --        104,642         --            --          104,642
Foreign
  currency
  translation
  gain               --        --            --           --           --           --            722          --              722
Net loss,
  June 30, 2008      --        --            --           --           --           --           --        (172,510)      (172,510)
                 --------  --------  ------------   ----------   ----------  -----------   ----------  ------------   ------------
Balance,
  June 30,
  2008,
  Consolidated       --    $   --      24,580,000   $   24,580   $  684,483  $    (5,870)  $      737  $   (218,490)  $    485,440
                 ========  ========  ============   ==========   ==========  ===========   ==========  ============   ============


                  See Notes to Condensed Financial Statements.

                      CHINA RENEWABLE ENERGY HOLDINGS, INC.
                       & CHINA CLEAN AND RENEWABLE LIMITED
                          (DEVELOPMENT STAGE COMPANIES)
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                           FOR THE PERIOD FROM
                                                                      FOR THE SIX MONTHS ENDED JUNE 30,     DECEMBER 17, 1999
                                                                     --------------------------------         (INCEPTION) TO
                                                                          2008                 2007           JUNE 30, 2008
                                                                     CONSOLIDATED            COMBINED          CONSOLIDATED
                                                                     ------------           ---------         -------------
                                                                                            (Restated)          (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                                               $(172,510)           $    (150)           $(218,490)
  Adjustments to reconcile net loss to net
   cash used in operations
    Depreciation                                                              32                 --                     32
  Changes in operating assets and liabilities:
      Deferred financing costs                                             3,361                 --                   --
      Increase in accounts payable and accrued expenses                   28,111                 --                 53,312
      Decrease in  prepaid expenses                                      (18,489)                --                (28,446)
Accured interest payable                                                     294                 --                    451
                                                                       ---------            ---------            ---------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                     (159,201)                (150)            (193,141)
                                                                       ---------            ---------            ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Fixed Assets                                                  (4,507)                --                 (4,507)
                                                                       ---------            ---------            ---------
NET CASH USED IN INVESTING ACTIVITIES                                     (4,507)                --                 (4,507)
                                                                       ---------            ---------            ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Note payable - stockholders                                                 --                   --                 10,000
Repayment of stockholder loan                                               --                   --                  4,884
Proceeds from stockholder loan                                              --                   --                 (4,884)
Proceeds from issuance of common stock                                   661,281                 --                696,510
Contribution of Capital                                                     --                    150                7,420
                                                                       ---------            ---------            ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                661,281                  150              713,930
                                                                       ---------            ---------            ---------

EFFECT OF FOREIGN CURRENCY TRANSLATION                                       722                 --                   --

NET INCREASE (DECREASE) IN CASH                                          498,295                 --                516,282
Cash at Beginning of Period/Year                                          17,987                 --                   --
                                                                       ---------            ---------            ---------
CASH AT END OF PERIOD/YEAR                                             $ 516,282            $    --              $ 516,282
                                                                       =========            =========            =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest                                                 $    --              $    --              $    --
                                                                       =========            =========            =========
Cash paid for taxes                                                    $    --              $    --              $    --
                                                                       =========            =========            =========

                  See Notes to Condensed Financial Statements.

                      CHINA RENEWABLE ENERGY HOLDINGS, INC.
                      AND CHINA CLEAN AND RENEWABLE LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                             JUNE 30, 2008 AND 2007
                                   (UNAUDITED)

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION


         (A) BASIS OF PRESENTATION

         The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

         It is management's opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made, which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

         On April 24, 2008, CREH exchanged 23,000,000 shares of common stock for 100% of the outstanding shares of CCRL. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 141 Business Combinations Paragraph D16; the financial statements of CREH and CCRL have been combined on an "as if" basis from inception through April 24, 2008 and consolidated from April 25, 2008 through June 30, 2008 as CREH and CCRL are under common control.

         (B) ORGANIZATION

         China Renewable Energy Holdings, Inc. (a development stage company) ("CREH") was incorporated under the laws of the State of Florida on December 17, 1999.

         China Clean and Renewable Limited (a development stage company) ("CCRL") was incorporated under the laws of Hong Kong, China on April 19, 2006. China Clean and Renewable Limited was organized to provide consulting services on environmental protection projects in China.

         Renewable Energy Enterprises (Shanghai) Co. Ltd ("REEC") was incorporated under the laws of the People's Republic of China on February 27, 2008. REEC was organized to provide renewable energy products and equipment in China.

         CREH and its' wholly owned subsidiaries, CCRL and REEC are hereafter referred to as the "Company".

         Activities during the development stage include developing the business plan and raising capital.

         (C) USE OF ESTIMATES

         In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

                      CHINA RENEWABLE ENERGY HOLDINGS, INC.
                      AND CHINA CLEAN AND RENEWABLE LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                             JUNE 30, 2008 AND 2007
                                   (UNAUDITED)

         (D) CASH AND CASH EQUIVALENTS

         For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

         (E) LOSS PER SHARE

         Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings per Share." As of June 30, 2008 and 2007, respectively, there were no common share equivalents outstanding.

         (F) INCOME TAXES

         The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         (G) PROPERTY AND EQUIPMENT

         The Company values property and equipment at cost and depreciates these assets using the straight-line method over their expected useful life. The Company uses a five year life for computer equipment

         (H) BUSINESS SEGMENTS

         The Company operates in one segment and therefore segment information is not presented.

         (I) CONCENTRATION OF CREDIT RISK

         The Company at times has cash in banks in excess of FDIC insurance limits. The Company had approximately $230,882 in excess of FDIC insurance limits as of June 30, 2008.

                      CHINA RENEWABLE ENERGY HOLDINGS, INC.
                      AND CHINA CLEAN AND RENEWABLE LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                             JUNE 30, 2008 AND 2007
                                   (UNAUDITED)

         (J) REVENUE RECOGNITION

         The Company recognized revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" and No. 104, "Revenue Recognition". In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. Revenue from consulting services are recognized when services are performed.

         (K) RECENT ACCOUNTING PRONOUNCEMENTS

         In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51". This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

         In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133" (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity's derivative instruments and hedging activities and their effects on the entity's financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. We are currently evaluating the disclosure implications of this statement.

                      CHINA RENEWABLE ENERGY HOLDINGS, INC.
                      AND CHINA CLEAN AND RENEWABLE LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                             JUNE 30, 2008 AND 2007
                                   (UNAUDITED)

         In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles." SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. SFAS 162 is effective 60 days following the SEC's approval of PCAOB Auditing Standard No. 6, Evaluating Consistency of Financial Statements (AS/6). The adoption of FASB 162 is not expected to have a material impact on the Company's financial position.

         In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60." Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of FASB 163 is not expected to have a material impact on the Company's financial position.


NOTE 2   RESTATEMENT

         The Company has restated its statement of cash flows for the six months ended June 30, 2007 and the period December 17, 1999 (Inception) to June 30, 2008 to properly classify $7,420 of payments made by a principal stockholder from operating activities to financing activities. The restatement did not have any effect on balance sheet, income statement and less per share amounts.


NOTE 3   NOTE PAYABLE -STOCKHOLDER

         On November 7, 2007, the Company received a loan of $10,000 from a principal stockholder. Pursuant to the terms of the loan, the note bears interest at 7%, is unsecured and matures on November 8, 2008 (See
         Note 5).

NOTE 4   STOCKHOLDERS' EQUITY

         (A) COMMON STOCK ISSUED FOR CASH

         China Renewable Energy Holdings, Inc.

         On December 17, 1999, the Company issued 1,000,000 shares of common stock to its founders for cash of $1,000 ($0.001 per share).

         During November 2007, the Company issued 15,800,000 shares of common stock to two individuals for cash of $15,000 and a subscription receivable of $800. The subscription receivable was received on February 28, 2008 ($0.001 per share).

         For the six months ended June 30, 2008, the Company issued 280,000 shares of common stock for cash of $560,000 net of offering costs of $3,361.

                      CHINA RENEWABLE ENERGY HOLDINGS, INC.
                      AND CHINA CLEAN AND RENEWABLE LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                             JUNE 30, 2008 AND 2007
                                   (UNAUDITED)

         China Clean & Renewable Limited

         During April 2006, the Company issued 230,000 ordinary shares to three individuals for cash of $1,286 ($0.0056 per share).

         During September 2007, the Company issued 22,770,000 ordinary shares to three individuals for cash of $126,918 ($0.0056 per share). As of June 30, 2008, $5,870 are recorded as a subscription receivable.

         (B) EQUITY COMPENSATION PLAN

         On December 18, 2007 the Company's board of directors adopted its 2007 Stock Option and Stock Award Plan. The purpose of the 2007 Equity Compensation Plan is to offer to the Company's employees, officers, directors and consultants whose past, present and/or potential contributions to the Company have been or are or will be important to our success, an opportunity to acquire a proprietary interest in the Company. The issuance of grants under the 2007 Stock Option and Stock Award Plan will be made to persons who are closely related to the Company and who provide bona fide services to the Company in connection with its business. Under Federal securities laws, these services cannot be in connection with the offer of sale of the Company's securities in a capital raising transaction nor directly or indirectly promote or maintain a market for the Company's securities. The Company has currently reserved 3,000,000 of its authorized but un-issued shares of common stock for issuance under the 2007 Stock Option and Stock Award Plan.

         (C) CONTRIBUTION OF COMMON STOCK

         During November 2007, a stockholder contributed 500,000 shares of common stock to the Company for no consideration. The shares were cancelled by the Company upon receipt.

         During April 2008, a stockholder contributed 15,000,000 shares to the Company for no consideration. The shares were cancelled by the Company upon receipt.

         (D) IN-KIND CONTRIBUTION

         During 2006, 2005, 2004, 2003, 2002, 2001, 2000 and 1999, a stockholder of the Company paid $150, $550, $150, $150, $150, $150, $150 and
         $5,970, respectively, of operating expenses on behalf of the Company (See Note 4).

         (E) AMENDMENT TO ARTICLES OF INCORPORATION

         During November 2007, the Company amended its Articles of Incorporation to change its name from Capital Ventures Group IV, Inc. to China Renewable Energy Holdings, Inc. and change the capital structure to reflect 100,000,000 common and 10,000,000 blank check preferred shares with a par value of $0.001. The financial statements have been retroactively adjusted to reflect the changes.

                      CHINA RENEWABLE ENERGY HOLDINGS, INC.
                      AND CHINA CLEAN AND RENEWABLE LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                             JUNE 30, 2008 AND 2007
                                   (UNAUDITED)

NOTE 5   RELATED PARTY TRANSACTIONS

         On November 7, 2007, the Company received a loan of $10,000 from a principal stockholder. Pursuant to the terms of the loan, the note bears interest at 7%, is unsecured and matures on November 8, 2008.

         A stockholder of the Company paid $7,420 of expenses on behalf of the Company from inception (See Note 4).

         During 2008 and 2007, the Company paid $43,516 and $0, respectively of consulting expenses to a company related to a stockholder (See note 5).

         The Company has an office located in Hong Kong of approximately 200 square feet which we lease month to month from Quantplus Investments, Ltd., an asset management company 40% owned by Mr. Huie for approximately $200 a month. The lease expires August 31, 2008.

NOTE 6   COMMITMENTS

         (A) Employment Agreements:

         On March 15, 2008, we entered into an employment agreement with an individual to become the Vice President and Chief Technical Officer for an annual salary of $58,464 per annum plus a bonus equal to one months salary of $4,872. The Agreement also provides for paid vacation after one year, traveling and medical insurance, and other normal fringe benefits commensurate with his duties and responsibilities.

         On March 15, 2008, we entered into an employment agreement with an individual to become the President and Chief Executive Officer for an annual salary of $58,464 per annum plus a bonus equal to one months salary of $4,872. The Agreement also provides for paid vacation after one year, traveling and medical insurance, and other normal fringe benefits commensurate with his duties and responsibilities.

         On March 15, 2008, we entered into an employment agreement with an individual to become the Vice President and Controller for an annual salary of $58,464 per annum plus a bonus equal to one months salary of $4,872. The Agreement also provides for paid vacation after one year, traveling and medical insurance, and other normal fringe benefits commensurate with his duties and responsibilities.

                      CHINA RENEWABLE ENERGY HOLDINGS, INC.
                      AND CHINA CLEAN AND RENEWABLE LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                             JUNE 30, 2008 AND 2007
                                   (UNAUDITED)

         (B) Strategic Agreements:

         On September 1, 2007, the Company entered into a ten year strategic partnership agreement with a company located in China to develop, invest, operate and manage energy conservation projects in China. The agreement gives the Company the first right of refusal on all projects. The agreement requires each project to meet certain minimum expected returns for each party milestones. The total fee and milestone payments are subject to negations by each party and will vary by project.

         On May 23, 2007, the Company entered into strategic partnership with a company located in China to develop waste heat power conversion projects. The agreement term is 2 years and each project is subject to negotiation and will vary by each project.

         (C) Operating Leases:

         The Company has an office located in Hong Kong of approximately 200 square feet which we lease month to month from Quantplus Investments, Ltd., an asset management company 40% owned by Mr. Huie for approximately $200 a month. The lease expires August 31, 2008.

         (D) Consulting Agreement:

         On November 16, 2007, the Company entered into a one year consulting agreement with a company related to a stockholder. The consultant will provide strategic and financial consulting services to the Company for a monthly fee of $5,000.

NOTE 7   GOING CONCERN

         As reflected in the accompanying financial statements, the Company is in the development stage with limited operations, has net losses of $218,490 and used cash in operations of $ 193,141 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

         Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

                      CHINA RENEWABLE ENERGY HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)



                                    CONTENTS

PAGE F-15         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                  FIRM

PAGE F-16         BALANCE SHEETS AS OF DECEMBER 31, 2007 AND DECEMBER
                  31, 2006.

PAGE F-17         STATEMENT OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31,
                  2007 AND 2006 AND FOR THE PERIOD FROM DECEMBER 17, 1999
                  (INCEPTION) TO DECEMBER 31, 2007.

PAGE F-18         STATEMENT OF CHANGES IN SHAREHOLDER'S DEFICIENCY FOR THE
                  PERIOD FROM DECEMBER 17, 1999 (INCEPTION) TO DECEMBER 31,
                  2007.

PAGE F-19         STATEMENT OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31,
                  2007 AND 2006 AND FOR THE PERIOD FROM DECEMBER 17, 1999
                  (INCEPTION) TO DECEMBER 31, 2007.

PAGE F-20         NOTES TO FINANCIAL STATEMENTS.

                        [LETTERHEAD] WEBB & COMPANY, P.A.
                          Certified Public Accountants

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Board of Directors of:
China Renewable Energy Holdings, Inc.
and China Clean and Renewable, LTD.


We have audited the accompanying combined balance sheets of China Renewable Energy Holdings, Inc. and China Clean and Renewable, LTD. as of December 31, 2007 and 2006, and the related combined statements of operations, changes in stockholders' deficiency and cash flows for the years ended December 31, 2007 and 2006 (Restated) and the period December 17, 1999 (Inception) to December 31, 2007 (Restated). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of China Renewable Energy Holdings, Inc. and China Clean and Renewable, LTD. as of December 31, 2007 and 2006 and the results of its combined operations and its cash flows for the years ended December 31, 2007 and 2006 (Restated) and the period December 17, 1999, (Inception) to December 31, 2007 (Restated) in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage with limited operations and has a net loss of $45,980 from inception, a working capital deficiency of $7,414 and used cash in operations of $33,940 from inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



WEBB & COMPANY, P.A.
Certified Public Accountants


Boynton Beach, Florida
February 28, 2008, except for Note 8, to which the date is April 24, 2008 and Note 2, to which the date is September 24, 2008

    CHINA RENEWABLE ENERGY HOLDINGS, INC.AND CHINA CLEAN AND RENEWABLE, LTD.
                       (A DEVELOPMENT STAGE COMPANY)
                           COMBINED BALANCE SHEETS
                      AS OF DECEMBER 31, 2007 and 2006
                      --------------------------------

                                    ASSETS
                                    ------
                                                          2007           2006
                                                      -----------    -----------
Current Assets
  Cash                                                $    17,987    $         -
  Prepaid expense                                           9,957          4,455
                                                      -----------    -----------

     Total Current Assets                                  27,944          4,455

Other Assets
  Deferred financing fees                                   3,361              -
                                                      -----------    -----------
Total Assets                                          $    31,305    $     4,455
                                                      ===========    ===========

                 LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                 ----------------------------------------

Current Liabilities
  Accounts payable                                    $    25,201    $     3,651
  Accrued interest - related party                            157
  Note payable - related party                             10,000
  Stockholder loans                                                        4,884
                                                      -----------    -----------
Total  Liabilities                                         35,358          8,535
                                                      -----------    -----------
Stockholders' Deficiency
  Preferred Stock, $0.001 par value; 10,000,000
   shares authorized, none issued and
   outstanding                                                 -               -
  Common stock, $0.001 par value; 100,000,000
   shares authorized, 39,300,000 shares
   and 1,230,000 issued
   and outstanding, repectively                            39,300    $     1,230
  Additional paid-in capital                              113,124          8,476
  Subscription receivable                                (110,512)          (578)
     Other comprehensive income(loss)                          15              5
  Deficit accumulated during the development stage        (45,980)       (13,213)
                                                      -----------    -----------

Total Stockholders' Deficiency                             (4,053)        (4,080)
                                                      -----------    -----------
Total Liabilities and Stockholders' Deficiency        $    31,305    $     4,455
                                                      ===========    ===========


             See accompanying notes to financial statements.

    CHINA RENEWABLE ENERGY HOLDINGS, INC.AND CHINA CLEAN AND RENEWABLE, LTD.
                       (A Development Stage Company)
                        COMBINED STATEMENTS OF OPERATIONS
                   -------------------------------------

                                                 For the Year Ended December 31,         (Inception) to
                                                     2007           2006              December 31, 2007
                                                 -----------    -----------           -----------------
Revenue                                          $     6,409    $         -           $           6,409
                                                 -----------    -----------           -----------------
Operating Expenses
Professional fees                                $    20,608          3,785           $          31,363
General and administrative                            18,542          1,158                      21,000
                                                 -----------    -----------           -----------------
Total Operating Expenses                              39,150          4,943                      52,363
                                                 -----------    -----------           -----------------

Loss from Operations                                 (32,741)        (4,943)                    (45,954)

Other Income(loss)
Interest Income                                           29                                         29
                                                 -----------    -----------           -----------------

Net loss provision for Income taxes                  (32,712)        (4,943)                    (45,925)

Provision for Income  Taxes                               55              -                          55
                                                 -----------    -----------           -----------------
Net Loss                                         $   (32,767)   $    (4,943)          $         (45,980)
                                                 ===========    ===========           =================
Net Loss Per Share  - basic and diluted          $     (0.00)   $     (0.00)
                                                 ===========    ===========
Weighted average number of shares outstanding
  during the period - basic and diluted           24,300,000     24,300,000
                                                 ===========    ===========


             See accompanying notes to financial statements.



                              CHINA RENEWABLE ENERGY HOLDINGS, INC.AND CHINA CLEAN AND RENEWABLE, LTD.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                       COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                               FOR THE PERIOD FROM DECEMBER 17, 1999 (INCEPTION) TO DECEMBER 31, 2007
                               ----------------------------------------------------------------------


                                 Common stock Deficit
                                    $.001 Par Value      Additional Subscription  accumulated during     Other       Total
                                 ----------------------    paid-in    Receivable     development     Comprehensive Stockholder's
                                     Shares     Amount     capital                      stage           income      Deficiency
                                 -----------------------------------------------------------------------------------------------
Balance December 17, 1999
  (Inception)                             -    $    -    $        -                 $         -                     $         -

Common stock issued to founders
  for cash ($0.001 per share)     1,000,000     1,000             -                           -                           1,000

In-kind contribution                      -         -         5,970                           -                           5,970

Net loss for the period December
  17, 1999 (inception to December
  31, 1999)                               -         -             -                      (6,970)                         (6,970)
                                 -----------------------------------------------------------------------------------------------
Balance December 31, 1999         1,000,000     1,000         5,970                      (6,970)                              -

In-kind contribution                      -         -           150                           -                             150

Net loss, 2000                            -         -             -                        (150)                           (150)
                                 -----------------------------------------------------------------------------------------------
Balance December 31, 2000         1,000,000     1,000         6,120                      (7,120)                              -

In-kind contribution                      -         -           150                           -                             150

Net loss, 2001                            -         -             -                        (150)                           (150)
                                 -----------------------------------------------------------------------------------------------
Balance December 31, 2001         1,000,000     1,000         6,270                      (7,270)                              -

In-kind contribution                      -         -           150                           -                             150

Net loss, 2002                            -         -             -                        (150)                           (150)
                                -----------------------------------------------------------------------------------------------
Balance December 31, 2002         1,000,000     1,000         6,420                      (7,420)                             -

In-kind contribution                      -         -           150                           -                             150

Net loss, 2003                            -         -             -                        (150)                           (150)
                                -----------------------------------------------------------------------------------------------
Balance December 31, 2003         1,000,000     1,000         6,570                      (7,570)                              -

In-kind contribution                      -         -           150                           -                             150

Net loss, 2004                            -         -             -                        (150)                           (150)
                                -----------------------------------------------------------------------------------------------
Balance December 31, 2004         1,000,000     1,000         6,720                      (7,720)                              -

In-kind contribution                      -         -           550                           -                             550

Net loss, 2005                            -         -             -                        (550)                           (550)
                                -----------------------------------------------------------------------------------------------
Balance, December 31, 2005        1,000,000     1,000         7,270                      (8,270)                              -

In-kind contribution                      -         -           150                           -                             150

Stock issued for cash               230,000       230         1,056        (578)                                            708

Comprehensive income                                                                                          5               5

Net loss 2006                             -         -             -                      (4,973)                         (4,943)
                               ------------------------------------------------------------------------------------------------
Balance, December 31, 2006        1,230,000     1,230         8,476        (578)        (13,213)              5          (4,080)


Stock issued for cash            22,770,000    22,770       104,148    (109,134)                                         17,784


Stock issued for cash            15,000,000    15,000             -           -                                          15,000

Stock issued for cash               800,000       800                      (800)                                              -

Cancellation and
  retirement of shares             (500,000)     (500)          500                                                           -

Comprehensive income                                                                                         10              10

Net loss 2007                                                                           (32,767)                        (32,767)
                               ------------------------------------------------------------------------------------------------
Balance, December 31, 2007       39,300,000   $ 39,300    $  113,124   $(110,512)   $   (45,980)      $      15     $    (4,053)
                               ================================================================================================

             See accompanying notes to financial statements.

    CHINA RENEWABLE ENERGY HOLDINGS, INC.AND CHINA CLEAN AND RENEWABLE, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                        COMBINED STATEMENTS OF CASH FLOWS

                                                                                  For the Period from
                                                                                   December 17, 1999
                                                  For the Year Ended December 31,    (Inception) to
                                                       2007           2006         December 31, 2007
                                                   -----------    -----------      ----------------
                                                                  (Restated)          (Restated)
Cash Flows From Operating Activities:
Net Loss                                           $   (32,767)   $    (4,943)     $        (45,980)
  Adjustments to reconcile net loss to net
   cash used in operations
  Changes in operating assets and liabilities:
Deferred financing fees                                 (3,361)             -                (3,361)
Prepaid expense                                         (5,502)        (4,455)               (9,957)
Accrued interest payable                                   157              -                   157
Accounts payable                                        21,550          3,651                25,201
                                                   -----------    -----------      ----------------
Net Cash Used In Operating Activities                  (19,923)        (5,747)              (33,940)
                                                   -----------    -----------      ----------------
Cash Flows From Financing Activities:
Advances from stockholders                              10,000              -                10,000
Payment of stockholder loans                            (4,884)             -                 4,884
Proceeds from stockholder loan                               -          4,884                (4,884)
Proceeds from issuance of common stock                  32,784            708                34,492
Contribution of Capital                                      -            150                 7,420
                                                   -----------    -----------      ----------------
Net Cash Provided by Financing Activities               37,900          5,742                51,912
                                                   -----------    -----------      ----------------

Effect of foreign currency translation                      10              5                    15
                                                   -----------    -----------      ----------------

Net Increase (Decrease) in Cash                         17,987              -                17,987

Cash at Beginning of Period/Year                             -              -                     -
                                                   -----------    -----------      ----------------

Cash at End of Period/Year                         $    17,987    $         -      $         17,987
                                                   ===========    ===========      ================

Supplemental disclosure of cash flow information:

Cash paid for interest                             $         -     $         -     $              -
                                                   ===========    ===========      ================
Cash paid for taxes                                $         -     $         -     $              -
                                                   ===========    ===========      ================

             See accompanying notes to financial statements.

    CHINA RENEWABLE ENERGY HOLDINGS, INC.AND CHINA CLEAN AND RENEWABLE, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 2007 and 2006

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
------  -----------------------------------------------------------

   (A) Organization
   ----------------

   China Renewable Energy Holdings, Inc. (a development stage company) ("CREH") was incorporated under the laws of the State of Florida on December 17, 1999.

   China Clean & Renewable Limited (a development stage company) ("CCRL") was incorporated under the laws of Hong Kong, China on April 19, 2006. China Clean & Renewable Limited was organized to provide consulting services on environmental protection projects in China.

   Activities during the development stage include developing the business plan and raising capital.

   (B) Basis of Presentation
   -------------------------

   On April 24, 2008, China CREH exchanged 23,000,000 shares of common stock for 100% of the outstanding shares of CCRL. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations Paragraph D16; the financial statements of CREH and CCRL have been combined on an "as if", basis from inception as CREH and the CCRL are under common control. CREH and CCRL are hereafter referred to as (The "Company").

   (C) Use of Estimates
   --------------------

   In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

   (D) Cash and Cash Equivalents
   -----------------------------

   For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

    CHINA RENEWABLE ENERGY HOLDINGS, INC.AND CHINA CLEAN AND RENEWABLE, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 2007 and 2006

   (E) Loss Per Share
   ------------------

   Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings per Share." As of December 31, 2007 and 2006, respectively, there were no common share equivalents outstanding.

   (F) Income Taxes
   ----------------

   The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

   As of December 31, 2007 and 2006, the Company has a net operating loss carry forward of approximately $35,940 and $8,420, respectively available to offset future taxable income through 2027. The valuation allowance at December 31, 2007 was $13,524. The valuation allowance at December 31, 2006 was $3,168. The net change in the valuation allowance for the years ended December 31, 2007 and 2006 was an increase of $10,356 and $56, respectively.

   (G) Business Segments
   ---------------------

   The Company operates in one segment and therefore segment information is not presented.

   (H) Revenue Recognition
   -----------------------

   The Company recognized revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" and No. 104, "Revenue Recognition". In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. Revenue from consulting services are recognized when services are performed.

    CHINA RENEWABLE ENERGY HOLDINGS, INC.AND CHINA CLEAN AND RENEWABLE, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 2007 and 2006

   (I) Concentrations
   ------------------

   During 2007, 100% of the revenue was derived from one customer in China. During 2007 and 2006, 52% and 100%, respectively of the Company's assets are located in China.

   (J) Foreign Currency Translation
   --------------------------------

   The financial statements of the Company have been translated into U.S. dollars in accordance with SFAS No. 52, Foreign Currency Translation (SFAS
   52). All balance sheet accounts have been translated using the exchange rate in effect at the balance sheet date. Income statement amounts have been translated using an appropriately weighted average exchange rate for the years. The translation gains of $10 and $5 resulting from the changes in exchange rates during 2007 and 2006 have been reported in accumulated other comprehensive income.

   (K) Recent Accounting Pronouncements
   ------------------------------------

   In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

   In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115". This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" applies to all entities with available- for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, "Fair Value Measurements". The adoption of this statement is not expected to have a material effect on the Company's financial statements.

    CHINA RENEWABLE ENERGY HOLDINGS, INC.AND CHINA CLEAN AND RENEWABLE, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 2007 and 2006

   In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51". This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

NOTE 2  GOING CONCERN
------  -------------


    As reflected in the accompanying consolidated financial statements, the Company is in the development stage with limited operations, has a net loss of $45,980 for the period from December 17, 1999 (inception) to December 31, 2007, a working capital deficiency of $7,414 and used cash in operations of $33,940 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


    Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.


NOTE 3  RESTATEMENT
------  -----------

    The Company has restated its statement of cash flows for the six months ended June 30, 2007 and the period December 17, 1999 (Inception) to June 30, 2008 to properly classify $7,420 of payments made by a principal stockholder from operating activities to financing activities. The restatement did not have any effect on balance sheet, income statement and less per share amounts.


NOTE 4  NOTE PAYABLE -STOCKHOLDER
------  -------------------------

   On November 7, 2007, the Company received a loan of $10,000 from a principal stockholder. Pursuant to the terms of the loan, the note bears interest at 7%, is unsecured and matures on November 8, 2008.

    CHINA RENEWABLE ENERGY HOLDINGS, INC.AND CHINA CLEAN AND RENEWABLE, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 2007 and 2006

NOTE 5  STOCKHOLDERS' DEFICIENCY
------  ------------------------

   (A) Common Stock Issued for Cash
   --------------------------------

   China Renewable Energy Holding, Inc.

   On December 17, 1999, the Company issued 1,000,000 shares of common stock to its founders for cash of $1,000 ($0.001 per share).

   During November 2007, the Company issued 15,800,000 shares of common stock to two individuals for cash of $15,000 and a subscription receivable of $800. The subscription receivable was received on February 28, 2008 ($0.001 per share).

   China Clean and Renewable, LTD.

   During April 2006, the Company issued 230,000 shares of common stock to three individuals for cash of $1,286 ($0.0056 per share).

   During September 2007, the Company issued 22,770,000 shares of common stock to three individuals for cash of $126,918 ($0.0056 per share).

   (B) Equity Compensation Plan
   ----------------------------

   On December 18, 2007 the Company's board of directors adopted its 2007 Stock Option and Stock Award Plan. The purpose of the 2007 Equity Compensation Plan is to offer to the Company's employees, officers, directors and consultants whose past, present and/or potential contributions to the Company have been or are or will be important to our success, an opportunity to acquire a proprietary interest in the Company. The issuance of grants under the 2007 Stock Option and Stock Award Plan will be made to persons who are closely related to the Company and who provide bona fide services to the Company in connection with its business. Under Federal securities laws, these services cannot be in connection with the offer of sale of the Company's securities in a capital raising transaction nor directly or indirectly promote or maintain a market for the Company's securities. The Company has currently reserved 3,000,000 of its authorized but un- issued shares of common stock for issuance under the 2007 Stock Option and Stock Award Plan.

   (C) Contribution of Common Stock
   --------------------------------

   During November 2007, a stockholder contributed 500,000 shares of common stock to the Company for no consideration. The shares were cancelled by the Company upon receipt.

    CHINA RENEWABLE ENERGY HOLDINGS, INC.AND CHINA CLEAN AND RENEWABLE, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 2007 and 2006

   (D) In-Kind Contribution
   ------------------------

   During 2006, 2005, 2004, 2003, 2002, 2001, 2000 and 1999, a stockholder of the Company paid $150, $550, $150, $150, $150, $150, $150 and $5,970, respectively, of operating expenses on behalf of the Company (See Note 5).

   (E) Amendment to Articles of Incorporation
   ------------------------------------------

   During November 2007, the Company amended its Articles of Incorporation to change its name from Capital Ventures Group IV, Inc. to China Renewable Energy Holdings, Inc. and change the capital structure to reflect 100,000,000 common and 10,000,000 blank check preferred shares with a par value of $0.001. The financial statements have been retroactively adjusted to reflect the changes.

NOTE 6  RELATED PARTY TRANSACTIONS
------  --------------------------

   On November 7, 2007, the Company received a loan of $10,000 from a principal stockholder. Pursuant to the terms of the loan, the note bears interest at 7%, is unsecured and matures on November 8, 2008.

   A stockholder of the Company paid $7,420 of expenses on behalf of the Company from inception (See Note 4).

   During 2007, the Company paid $10,000 of consulting expenses to a company related to a stockholder (See note 6).

NOTE 7  COMMITMENTS
------  -----------

   (A) Employment Agreements
   -------------------------

   On March 15, 2008, we entered into an employment agreement with an individual to become the Vice President and Chief Technical Officer for an annual salary of $58,464 per annum plus a bonus equal to one months salary of $4,872. The Agreement also provides for paid vacation after one year, traveling and medical insurance, and other normal fringe benefits commensurate with his duties and responsibilities.

   On March 15, 2008, we entered into an employment agreement with an individual to become the President and Chief Executive Officer for an annual salary of $58,464 per annum per annum plus a bonus equal to one months salary of $4,872. The Agreement also provides for paid vacation after one year, traveling and medical insurance, and other normal fringe benefits commensurate with his duties and responsibilities.

    CHINA RENEWABLE ENERGY HOLDINGS, INC.AND CHINA CLEAN AND RENEWABLE, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 2007 and 2006

   On March 15, 2008, we entered into an employment agreement with an individual to become the Vice President and Controller for an annual salary of $58,464 per annum per annum plus a bonus equal to one months salary of $4,872. The Agreement also provides for paid vacation after one year, traveling and medical insurance, and other normal fringe benefits commensurate with his duties and responsibilities.

   (B) Strategic Agreements
   ------------------------

   On September 1, 2007, the Company entered into a ten year strategic partnership agreement with a company located in China to develop, invest, operate and manage energy conservation projects in China. The agreement gives the Company the first right of refusal on all projects. The agreement requires each project to meet certain minimum expected returns for each party and requires the Company to pay certain bonuses based on project milestones. The total fee and milestone payments are subject to negations by each party and will vary by project.

   On May 23, 2007, the Company entered into a strategic partnership with a company located in China to develop waste heat power conversion projects. The agreement term is 2 years and each project is subject to negotiation and will vary by each project.

   (C) Operating Leases
   --------------------

   The Company has an office located in Hong Kong of approximately 200 square feet which we lease month to month from Quantplus Investments, Ltd, an asset management company 40% owned by Mr. Huie for approximately $200 a month. The lease expires August 31, 2008.

   (D) Consulting Agreement
   ------------------------

   On November 16, 2007, the Company entered into a one year consulting agreement with a company related to a stockholder. The consultant will provide strategic and financial consulting services to the Company for a monthly fee of $5,000.

NOTE 8  SUBSEQUENT EVENTS
------  -----------------

   Stock Issued for Cash

   Subsequent to December 31, 2007, the Company entered into stock purchase agreements to issue 280,000 shares of common stock for cash of $560,000 ($2.00/share).

    CHINA RENEWABLE ENERGY HOLDINGS, INC.AND CHINA CLEAN AND RENEWABLE, LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 2007 and 2006

   During February 2008, the Company formed a wholly owned subsidiary in China. The Company has a registered capital requirement of $1,000,000 which is payable 20% three months after the business registration and 80% within 2 years after the Company receives its final approval from the Chinese government.

   During 2008, subscriptions receivable of $110,512 were received by the Company.

   On March 15, 2008, we entered into an employment agreement with an individual to become the Vice President and Chief Technical Officer for an annual salary of $58,464 per annum plus a bonus equal to one months salary of $4,872. The Agreement also provides for paid vacation after one year, traveling and medical insurance, and other normal fringe benefits commensurate with his duties and responsibilities.

   On March 15, 2008, we entered into an employment agreement with an individual to become the President and Chief Executive Officer for an annual salary of $58,464 per annum per annum plus a bonus equal to one months salary of $4,872. The Agreement also provides for paid vacation after one year, traveling and medical insurance, and other normal fringe benefits commensurate with his duties and responsibilities.

   On March 15, 2008, we entered into an employment agreement with an individual to become the Vice President and Controller for an annual salary of $58,464 per annum per annum plus a bonus equal to one months salary of $4,872. The Agreement also provides for paid vacation after one year, traveling and medical insurance, and other normal fringe benefits commensurate with his duties and responsibilities.

   On April 24, 2008, CREH exchanged 23,000,000 shares of common stock for 10,090 of outstanding shares of CCRL. The transaction was accounted for as a purchase of entities under common control. In accordance with SFAS No. 141 "Business Combinations Paragraph D16; the financial statements for prior periods have been combined on an "as if" basis from inception.

         Until _______, 2008 ( 90 days from effective date of registration statement), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




                             CHINA RENEWABLE ENERGY
                                 HOLDINGS, INC.
                                   PROSPECTUS
                                   ----------
                             ________________, 2008


                        1,514,000 Shares of Common Stock

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

         The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:


SEC Registration and Filing Fee          $    119
Legal Fees and Expenses*                 $ 10,000
Accounting Fees and Expenses*            $  5,000
Financial Printing*                             0
Transfer Agent Fees*                            0
Blue Sky Fees and Expenses*                     0
Miscellaneous*                           $  2,000
                                         --------
                 TOTAL                   $ 17,119


     * Estimated

Item 14. Indemnification of Directors and Officers.

         Under our articles of incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

         o breach of the director's duty of loyalty to us or our shareholders;

         o acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;

         o a transaction from which our director received an improper benefit; or

         o an act or omission for which the liability of a director is expressly provided under Florida law.

         In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Florida law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

         Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933, as amended ("Securities Act") may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

         Following are all issuances of securities by the company during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he/ she/it was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. No underwriter participated in the transactions and no commissions were paid in connection with the transactions.

         On December 17, 1999, we issued to the founder of our company, Peter Goldstein, 1,000,000 shares of common stock for the consideration of par value $.001 per shares or an aggregate of $1,000. The recipient was an accredited investor and the securities were issued under an exemption from registration provided by Section 4(2) of the Securities Act.

         On November 8, 2007, we issued 15,000,000 shares of common stock for the consideration of par value $.001 per share or an aggregate of $15,000, to Allen Huie, our Chief Executive Officer and sole director. In addition, on November 8, 2008, we issued 800,000 shares of common stock for the consideration of par value $.001 per share or an aggregate of $800, to the DAM 2005 Family Trust. Mr. Mitchell has sole voting and dispositive control over the trust and is a close friend for over 13 years of Mr. Huie and a close friend of Mr. Goldstein for approximately 5 years. Mr. Huie and The DAM Family Trust are accredited investors and the securities were issued under an exemption from registration provided by Section 4(2) of the Securities Act. In addition, on November 8, 2007, Mr. Goldstein, our former sole officer and director, resigned and agreed to cancel 500,000 of his shares of common stock.

         Between February 2008 and April 2008 we sold 280,000 shares of our common stock to 44 accredited investors, of which 31 investors were non-US persons and the sale to them occurred in an offshore transaction, in a private offering exempt from registration under the Securities Act in reliance on exemptions provided by Rule 506 of Regulation D and Regulation S, each promulgated under Section 4(2) of that Securities Act. All investors were friends, family members or close business associates of Mr. Huie. We received proceeds of approximately $560,000 from this offering.


         On April 24, 2008, we issued 23,000,000 shares of our common stock, equal to 94% of the issued and outstanding shares of our common stock to the China Clean & Renewable Energy Limited Shareholders (9 persons) pursuant to a share exchange agreement in exchange for 100% of the capital stock of China Clean & Renewable Energy Limited. All of the shareholders of China Clean & Renewable Energy Limited were non-US persons and the issuance of the shares to them occurred in an offshore transaction. The issuance of the shares of common stock to the China Clean & Renewable Energy Limited Shareholders pursuant to the share exchange agreement was exempt from registration under the Securities Act, pursuant to Regulation S thereof. In addition, on April 24, 2008, Mr. Huie, our Chief Executive Officer and sole director, agreed to cancel 15,000,000 of his shares of common stock.

Item 16. Exhibits.

Exhibit No.  Description
---------------------------------------------------------------------

2.3 Share Exchange Agreement by and among China Renewable Energy Holdings, Inc., China Clean & Renewable Energy Limited and the Shareholders of China Clean & Renewable Energy Limited dated April 24, 2008. (1)
3.1      Articles of Incorporation (2)
3.2      Articles of Amendment to the Articles of Incorporation filed
         November 7, 2007 (2)
3.3      Bylaws (2)
5.1      Opinion of Schneider Weinberger & Beilly LLP**
10.1     Promissory Note dated November 8, 2007 to Allen Huie (2)
10.2     2007 Stock Option and Stock Award Plan (3)
10.3     Form of Subscription Agreement for the February through April 2008 offering**
10.4 Appointment Letter and Employment Agreement by and between China Clean & Renewable Energy Limited and Allen Huie**
10.5 Appointment Letter and Employment Agreement by and between China Clean & Renewable Energy Limited and Tim Leung Wong**
10.6 Appointment Letter and Employment Agreement by and between China Clean & Renewable Energy Limited and Wan Chin Tang**
10.7 Agreement by and between China Clean & Renewable Energy, LTD and China Energy Conservation and Environmental Protection Technology Investment LTD dated September 1, 2007.**
10.8 Agreement by and between China Renewable Energy Holdings, Inc. and Grandview Capital, Inc. dated November 16, 2007.**
10.9 Consultancy Agreement for Nano-Confined Catalytic Oxidation (NCCO) Air Sterilizing/Deodorizing System between RHT Limited and China Clean & Renewable Energy Limited **
10.10    Lease for principal offices **
14.1     Code of Business Conduct and Ethics(3) 21.1 Subsidiaries of the
         registrant*
21.1     Subsidiaries of the registrant**
23.1     Consent of Webb & Company, P.A.*
23.2     Consent of Schneider Weinberger & Beilly LLP (included in
         Exhibit 5.1)**
------------------
*        Filed herein
**       Previously filed


(1) Incorporated by reference from the Current Report on Form 8-K filed on April 24, 2008.
(2) Incorporated by reference from the registration statement on Form 10-SB, SEC File No. 000-52918, filed on November 19, 2007. (3) Incorporated by reference from the Annual Report on Form 10-K for the year end December 31, 2007 filed on March 25, 2008.

Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

         4. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

         5. For determining liability of the undersigned under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:


                  (i) Any preliminary prospectus or prospectus of the undersigned relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned or used or referred to by the undersigned registrant;


                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned or its securities provided by or on behalf of the undersigned; and


                  (iv) Any other communication that is an offer in the offering made by the undersigned to the purchaser.


         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Hong Kong on September 24, 2008.


                                        China Renewable Energy Holdings, Inc.

                                        By: /s/ Allen Huie
                                        ----------------------------------
                                        Allen Huie, Chief Executive
                                        Office, Chief Financial
                                        Officer (principal
                                        executive and principal
                                        financial and accounting
                                        officer) and director

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Allen Huie               Chief Executive Officer,         September 24, 2008
--------------               Chief Financial Officer
Allen Huie                   (principal executive and
                             principal financial and
                             accounting officer) and
                             Chairman of the Board